Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194478

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 11, 2014)

$650,000,000

    % Senior Notes due 2025

We are offering $650,000,000 aggregate principal amount of our     % senior notes (the “notes”). Interest on the notes is payable on                  and                  of each year, beginning on             , 2015. The notes will mature on January     , 2025.

We may redeem some or all of the notes at any time prior to January     , 2020 at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest plus a “make-whole” premium. Thereafter, we may redeem the notes, in whole or in part, at the redemption prices set forth in this prospectus supplement under “Description of Notes.” We may on one or more occasions prior to January     , 2018 redeem up to an aggregate of 40% of the original principal amount of the notes with the net cash proceeds of one or more equity offerings at a price of     % of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date. If we experience a change of control and a rating decline, we must offer to purchase the notes, as described herein under “Description of Notes—Change of Control Triggering Event.”

The notes are being issued in part to fund a portion of the purchase price for the acquisition of the issued and outstanding shares of capital stock of Everett Smith Group Ltd., the parent of Eagle Ottawa, LLC (the “Acquisition”). However, this offering is not conditioned upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. Upon the first to occur of either (a) the termination of the Purchase Agreement (as defined herein) at any time prior to the consummation of the Acquisition or (b) November 14, 2015, the latest date the Term Loan Facility (as defined herein) will be available, if the Acquisition is not consummated by such date (each, a “Mandatory Redemption Event”), we will be required to redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, if we determine that a Mandatory Redemption Event is reasonably likely to occur, then we may, at our option, redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Special Redemption.”

The notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness. The notes will be guaranteed, jointly and severally, on an unsecured senior basis by certain of our subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-17 and Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013 and Part II—Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2014, which are incorporated herein by reference, for a discussion of factors you should consider carefully before investing in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price(1)		%	$
Underwriting Discounts		%	$
Proceeds to Lear (before expenses)		%	$

(1)	Plus accrued interest, if any, from , 2014.

Interest on the notes will accrue from                     , 2014 to the date of delivery.

The notes are expected to be delivered to purchasers on or about                     , 2014, only in book-entry form through the facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V. (“Euroclear”), as operator of the Euroclear System.

Joint Book-Running Managers

Citigroup	Barclays	BofA Merrill Lynch	HSBC	J.P. Morgan	RBC Capital Markets

Senior Co-Managers

BNP PARIBAS	SMBC Nikko

Co-Managers

COMMERZBANK	Fifth Third Securities	Huntington Investment Company	MUFG

PNC Capital Markets LLC	US Bancorp	The Williams Capital Group, L.P.

                    , 2014

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or such incorporated documents.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated March 11, 2014, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See “Underwriting.” The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus relating to this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, references to “Lear,” the “Company,” “us,” “we” or “our” mean Lear Corporation and its consolidated subsidiaries. When we refer to “you” in this prospectus supplement, we mean all purchasers of notes being offered by this prospectus supplement and the accompanying prospectus, whether they are the holders or only indirect owners of those securities. As used in this prospectus supplement, references to “Existing Notes” mean our 8.125% Senior Notes due 2020 (the “2020 Notes”), our 4.75% Senior Notes due 2023 (the “2023 Notes”) and our 5.375% Senior Notes due 2024 (the “2024 Notes”) in the aggregate.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus supplement and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. All such forward-looking statements contained or incorporated in this prospectus supplement which address operating performance, events or developments that we expect or anticipate may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by us. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to:

•	general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates;

•	the financial condition and restructuring actions of our customers and suppliers;

•	changes in actual industry vehicle production levels from our current estimates;

•	fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier;

•	disruptions in the relationships with our suppliers;

•	labor disputes involving us or our significant customers or suppliers or that otherwise affect us;

•	the outcome of customer negotiations and the impact of customer-imposed price reductions;

•	the impact and timing of program launch costs and our management of new program launches;

•	the costs, timing and success of restructuring actions;

•	increases in our warranty, product liability or recall costs;

•	risks associated with conducting business in foreign countries;

•	the impact of regulations on our foreign operations;

•	the operational and financial success of our joint ventures;

•	competitive conditions impacting us and our key customers and suppliers;

•	disruptions to our information technology systems, including those related to cybersecurity;

•	the cost and availability of raw materials, energy, commodities and product components and our ability to mitigate such costs;

•	the outcome of legal or regulatory proceedings to which we are or may become a party;

•	the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations;

•	unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers;

•	limitations imposed by our existing indebtedness and our ability to access capital markets on commercially reasonable terms;

•	impairment charges initiated by adverse industry or market developments;

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•	our ability to execute our strategic objectives;

•	changes in discount rates and the actual return on pension assets;

•	costs associated with compliance with environmental laws and regulations;

•	the impact of new regulations related to conflict minerals;

•	developments or assertions by or against us relating to intellectual property rights;

•	our ability to utilize our net operating loss, capital loss and tax credit carryforwards;

•

global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and

•	other risks, described below in “Risk Factors” and the risks and information provided from time to time in our filings with the SEC.

Any forward-looking statement included in or incorporated by reference in this prospectus supplement speaks only as of the date on which such statement is made, and we do not assume any obligation to update, amend or clarify such statements to reflect events, new information or circumstances occurring after such date.

Information in this prospectus supplement relies on assumptions in our sales backlog. Our sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

MARKET AND INDUSTRY DATA

The market share, ranking and other data contained in this prospectus supplement or incorporated by reference herein are based either on management’s own estimates, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. However, such data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data and the voluntary nature of reporting such data. In addition, in some cases, we have not verified the assumptions underlying such data.

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SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you in deciding whether to invest in the notes. You should read carefully this entire prospectus supplement, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement.

Our Company

We are a leading Tier 1 supplier to the global automotive industry. Our business spans all major automotive markets, and we supply seating and electrical distribution systems and related components to virtually every major automotive manufacturer in the world. We have manufacturing, engineering and administrative capabilities in 36 countries with 226 locations and are continuing to grow our business in all automotive producing regions of the world. For the nine months ended September 27, 2014 and the year ended December 31, 2013, we had net sales of $13.2 billion and $16.2 billion, respectively. Our seating segment generated net sales of $9.9 billion and $12.0 billion, and our electrical segment generated net sales of $3.3 billion and $4.2 billion, for the nine months ended September 27, 2014 and the year ended December 31, 2013, respectively.

We are a recognized global leader in complete automotive seat systems and certain key individual component parts. Our seating business consists of the design, engineering, just-in-time assembly and delivery of complete seat systems, as well as the manufacture of all major seat components, including seat structures and mechanisms, seat covers, seat foam and headrests. We are one of only two primary independent suppliers with global scale and the capability to design, develop, manufacture and deliver complete seat systems and components in every major automotive producing market in the world. Our electrical business consists of the design, engineering and manufacturing of complete electrical distribution systems that route electrical signals and manage electrical power within a vehicle for both traditional powertrain vehicles, as well as high-power for hybrid and electric vehicles. Key components of our electrical business include wiring harnesses, terminals and connectors, junction boxes, electronic control modules and wireless control devices. We are one of only four suppliers with complete electrical capabilities in every major automotive producing market in the world.

In recent years, we have followed a balanced strategy of investing in our business, managing risks, maintaining a strong and flexible balance sheet and returning cash to our shareholders to position us to deliver superior long-term shareholder value. We are focused on profitably growing and improving the competitiveness of both our seating and electrical businesses. Since the beginning of 2010, we have invested approximately $450 million and opened 24 new component facilities across both product segments to expand our component manufacturing capabilities in emerging markets and low-cost countries. We continue to pursue acquisitions that will complement our present product offerings, facilitate further diversification of our sales and increase our component capabilities. In seating, we acquired Guilford Performance Textiles to enhance our capabilities in seat covers. This acquisition has strengthened our customer relationships by allowing us to offer our customers unique fabric designs and custom seat covers. In addition, in August 2014, we signed a definitive agreement to acquire Everett Smith Group Ltd., the parent of Eagle Ottawa, LLC (“Eagle Ottawa”), the world’s leading supplier of automotive leather with annual sales of approximately $1 billion. We expect this acquisition will further strengthen our global seating business, enhance our position as the industry leader in luxury and performance automotive seating and complement our existing capabilities in the design and manufacturing of seat covers. See “—Recent Developments—Eagle Ottawa Acquisition.” In electrical, we narrowed our primary focus to providing complete electrical distribution systems and related components and exited non-core product lines, such as switches, tire pressure monitoring systems and certain other electronic products. We have significant experience in designing and manufacturing highly integrated and standardized architectures that optimize size, performance and quality. These strategic actions allowed our business units to better leverage their scale and low-cost capabilities to improve overall operating efficiency and align our product offerings with the increasing customer trends toward global vehicle platforms, directed component sourcing and increased electrical content.

From 2010 to 2013, our sales grew at an annual rate of 11% per year, which is more than twice the growth rate of global automotive industry production. Both of our business segments are outpacing the industry growth rate, reflecting the benefit of our low-cost footprint, our customers’ increasing utilization of global vehicle platforms and market share gains. We believe that the initiatives that we have implemented over the last few years will continue to add value for our stakeholders. Specific elements of our strategy to date have been:

•	Restructured manufacturing and engineering footprint to improve competitive position

•	Expanded component capabilities through organic investment and acquisitions

•	Rationalized product offerings in our electrical business and increased capabilities in electrical distribution systems

Our strategy is to achieve profitable growth, balancing risks and returns. We believe that we have the product expertise, global reach, competitive footprint and financial flexibility to continue the profitable growth of both of our business segments. Going forward, the key elements of our strategy include:

•	Diversify our sales globally and by customer and vehicle type

•	Further expand our component capability in emerging and low-cost markets

•	Pursue complementary acquisitions to strengthen and grow both business segments

•	Maintain our strong balance sheet with investment grade credit metrics

•	Consistently return cash to our shareholders

We believe that it is important to have capabilities that are aligned with our major customers’ global product development strategies and to leverage our expanding design, engineering and manufacturing capabilities in low-cost regions. We are one of the few suppliers in each of our product segments that is able to provide low-cost components and serve customers with design, development, engineering, integration and production capabilities in all automotive producing regions of the world and in every major market, including North America, South America, Europe and Asia. This will support future growth, especially given the increasing customer trends toward global vehicle platforms, directed component sourcing and increased electrical content. We currently support our global operations with more than 100 manufacturing and engineering facilities located in the following low-cost countries:

Brazil	Malaysia	Russia
China	Mexico	Slovak Republic
Czech Republic	Moldova	South Africa
Honduras	Morocco	Thailand
Hungary	Philippines	Tunisia
India	Poland	Turkey
Indonesia	Romania	Vietnam

In addition to expanding our business with existing customers in our more established markets, our expansion plans are focused primarily on emerging markets. Asia, in particular, continues to present significant growth opportunities, as major global automotive manufacturers implement production expansion plans and local automotive manufacturers aggressively expand their operations to meet expected growth in long-term demand in this region. Our expansion in Asia has been accomplished through wholly owned subsidiaries, as well as a number of joint ventures. As of September 27, 2014, we had fifteen joint ventures located throughout Asia. In addition to helping us grow our business in new markets, these joint ventures have helped us to expand our product offerings and broaden our customer base.

Key trends affecting our business include:

•	Global growth in automotive demand in all regions over the next several years, with the emerging markets growing faster than the mature markets;

•	Automotive manufacturers’ increasing utilization of global vehicle platforms and directed component sourcing;

•	Increasing demand for improved fuel efficiency, safety, connectivity, comfort and convenience in vehicles, driving increased electrical content and more complex vehicle electrical architectures; and

•

Stricter fuel economy and emission standards, which require more efficient engines, lighter weight materials and alternative energy powertrains, driving growth in high-power electrical distribution systems and lighter weight seat systems.

We believe that our broad customer base and strong financial resources will allow us to capitalize on global growth in automotive production, while our low-cost engineering and manufacturing capabilities will provide us with the ability to support our customers’ move to global vehicle platforms. We expect that our sales backlog will support future market share gains. As of January 14, 2014, our 2014 to 2016 sales backlog was $1.9 billion, of which $950 million relates to 2014 and $1.35 billion and $550 million relate to seating and electrical, respectively. We continue to diversify our sales, and we are adding new business in all regions of the world. Our $1.9 billion sales backlog is comprised of $850 million in Europe, $550 million in North America, $400 million in Asia and $100 million in South America.

Our low-cost global footprint and engineering and component capabilities in our seating business will allow us to continue to penetrate our customers’ global vehicle platforms and participate in directed component sourcing. Our electrical business has been growing significantly faster than the overall automotive industry as we continue to benefit from content growth and gain market share. In addition, automotive industry trends towards increasing electrical content and improved fuel efficiency should support continued growth in this segment.

History

Lear was founded in Detroit in 1917 as American Metal Products, a manufacturer of seating assemblies and other components for the automotive and aircraft industries, and was incorporated in Delaware in 1987. Through a management-led buyout in 1988, Lear Corporation established itself as a privately-held seat assembly operation for the North American automobile market with annual sales of approximately $900 million. We completed an initial public offering in 1994 and developed into a global supplier through organic growth and a series of acquisitions.

In 2005, we initiated a multi-year operational restructuring strategy. Since 2005, we have closed 57 manufacturing and 12 administrative facilities. Our current footprint reflects more than 80% of our component facilities and more than 90% of our related employment in 21 low-cost countries.

Customers

We serve the worldwide automotive and light truck market, which produced approximately 82.6 million vehicles in 2013. We have automotive content on over 300 vehicle nameplates worldwide and serve all of the world’s major automotive manufacturers.

In 2013, Ford Motor Company and General Motors Company, two of the largest automotive and light truck manufacturers in the world, each accounted for 22% of our net sales. In addition, BMW AG accounted for approximately 10% of our net sales. We supply and have expertise in all vehicle segments of the automotive market, and it is common to have content on multiple platforms with a single customer.

Technology

Worldwide, we hold many patents and have many patent applications pending. While we believe that our patent portfolio is a valuable asset, no individual patent or group of patents is critical to the success of our business. We also license selected technologies to automotive manufacturers and to other automotive suppliers. We continually strive to identify and implement new technologies for use in the design and development of our products.

Advanced technology development is conducted worldwide at our six advanced technology centers and at our product engineering centers. At these centers, we engineer our products to comply with applicable safety standards, meet quality and durability standards, respond to environmental conditions and conform to customer and consumer requirements. Our global innovation and technology center located in Southfield, Michigan develops and integrates new concepts and is our central location for consumer research, benchmarking, craftsmanship and industrial design activity.

Seating Segment

We are a recognized global leader in complete automotive seat systems and certain key individual component parts. Our seating segment consists of the design, engineering, just-in-time assembly and delivery of complete seat systems, as well as the manufacture of all major seat components, including seat structures and mechanisms, seat covers, seat foam and headrests. We produce seat systems that are fully assembled and ready for installation in automobiles and light trucks. Seat systems are generally designed and engineered for specific vehicle models or platforms. We develop seat systems and components for all vehicle segments from compact cars to full-size sport utility vehicles. We are the world leader in luxury and performance automotive seating, providing craftsmanship, elegance in design, use of innovative materials and industry-leading technology required by the premium automakers, including Alfa Romeo Automobiles S.p.A., Audi AG, Automobili Lamborghini S.p.A., BMW AG, Cadillac, Ferrari S.p.A., Jaguar Land Rover Automotive PLC, Lincoln, Maserati, Mercedes-Benz and Porsche AG.

We also produce components that comprise the seat assemblies, such as seat structures and mechanisms, seat trim covers, headrests and seat foam. We have been pursuing a selective vertical integration strategy to enhance growth, improve quality, increase profitability and defend our current market position in just-in-time (“JIT”) seat assembly. In this regard, we have expanded our seat cover operations, including precision cutting, assembly, sewing and lamination of seat fabric, in low-cost markets, entered the fabric business (through our acquisitions of New Trend™ and Guilford Performance Textiles), developed leather finishing and marketing capability (through the introduction of AventinoR premium leather), expanded our precision engineered seat mechanism expertise and increased our foam capability through global expansion. In addition, in August 2014, we signed a definitive agreement to acquire Eagle Ottawa, the world’s leading supplier of automotive leather with annual sales of approximately $1 billion. We expect this acquisition will further strengthen our global seating business, enhance our position as the industry leader in luxury and performance automotive seating and complement our existing capabilities in the design and manufacturing of seat covers. See “—Recent Developments—Eagle Ottawa Acquisition.”

Our product strategy is to develop standardized seat structures and mechanisms that can be adapted to multiple segments to minimize investment costs. By incorporating these key components into our fully assembled seat systems, we are able to provide a higher quality product at a lower total cost.

As a result of our innovative product design and technology capabilities, we are a leader in the design of seats with enhanced safety and convenience features. We have developed products and materials to reduce cost and weight, improve product comfort, customization and styling, enhance safety and increase the usage of environmentally friendly materials. Our mini recliners and micro adjust tracks are lightweight seat mechanisms, which provide precision movement. Our Lear Crafted Comfort ConnectTM and Advanced Comfort SystemsTM are adjustable cushions, seat backs and side bolsters, which support correct posture and provide improved comfort and appearance. Our AventinoR leather and Guilford TeXstyleTM fabrics provide premium leather perforated for seat ventilation and customizable fabric engineered to improve the vehicle experience and durability. Our head restraints provide improved comfort and safety with adjustability. Our Dynamic Environmental Comfort Systems TM offer weight reductions of 30%—40%, as compared to current foam seat designs, and utilize environmentally friendly materials, which reduce carbon dioxide emissions. Our SoyFoamTM seats, which are used by multiple global customers, are up to 24% renewable, as compared to non-renewable, petroleum-based foam seats.

Superior quality and customer service continue to be areas of competitive advantage for our seating business. We tied for the highest number of seats recognized in the 2014 J.D. Power and Associates Seat Quality and Satisfaction StudySM with four top three awards.

Our seat assembly facilities use lean manufacturing techniques, and our finished products are delivered to the automotive manufacturers on a JIT basis, matching our customers’ exact build specifications for a particular day and shift, thereby reducing inventory levels. These facilities are typically located adjacent to or near our customers’ manufacturing and assembly sites. Our seat components, including recliner mechanisms, seat tracks and seat trim covers, are manufactured in batches, typically utilizing facilities in low-cost regions.

Competition

We are one of only two primary independent suppliers with global scale and the capability to design, develop, manufacture and deliver complete seat systems and components in every major automotive producing market in the world. Based on independent market studies and management estimates, we believe that we hold a #2 position globally on the basis of revenue with strong positions in all major markets. We estimate the global seat systems market at more than $55 billion in 2013. We believe that we are also among the leading suppliers of various components produced for complete seat systems.

Our primary independent competitor in this segment globally is Johnson Controls, Inc. Other competitors in this segment include Faurecia S.A., Toyota Boshoku Corporation, TS Tech Co., Ltd. and Magna International Inc., which have varying market presence depending on the region, country or automotive manufacturer. Peugeot S.A., Toyota Motor Corporation and Honda Motor Co. Ltd. hold equity ownership positions in Faurecia S.A., Toyota Boshoku Corporation and TS Tech Co., Ltd., respectively. Other automotive manufacturers maintain a presence in the seat systems market through wholly owned subsidiaries or in-house operations. In seat components, we compete with the seat systems suppliers identified above, as well as certain suppliers that specialize in particular components.

Technology

We maintain state-of-the-art testing, instrumentation and data analysis capabilities. We own industry-leading seat validation test centers featuring crashworthiness, durability and full acoustic and sound quality testing capabilities. Together with computer-controlled data acquisition and analysis capabilities, these centers provide precisely controlled laboratory conditions for sophisticated testing of parts, materials and systems.

In addition, we incorporate many convenience, comfort and safety features into our designs, including advanced whiplash prevention concepts, integrated restraint seat systems and side impact airbags. We also invest in our computer-aided engineering design and computer-aided manufacturing systems. Recent enhancements to these systems include advanced acoustic analysis capabilities and the enhancement of our research and design website, which is used for global customer telecommunications, technology communications, collaboration and the direct exchange of digital information.

Electrical Segment

Our electrical segment consists of the design, manufacture, assembly and supply of electrical distribution systems and components for traditional powertrain vehicles, as well as for hybrid and electric vehicles. The increasing consumer demand for additional features and functionality and the need for improved fuel efficiency are driving an increase in vehicle electrical content. We expect these trends to continue as demand for vehicle connectivity increases.

As the number of electrical features and electronically controlled functions on a vehicle increases, the complexity and need to improve the efficiency of the vehicle’s electrical architecture also increase. We are able to provide our customers with design and engineering solutions involving manufactured systems, modules and components that optimally integrate a vehicle’s entire electrical distribution system, consisting of wiring, terminals and connectors, junction boxes and electronic modules. This integration can reduce the overall system cost and weight by reducing the number of wires, terminals and connectors and modules normally required to manage electrical power and signal distribution within a vehicle. For example, our Solid State Smart Junction BoxTM enables increased functionality, while delivering up to a 70% reduction in packaging size and weight and up to a 35% reduction in wire gauge due to increased circuit protection reliability. To achieve these results, our Solid State Junction BoxTM integrates advancements in terminal and connector technology, junction box and electronic control module capability and complete electrical distribution system expertise.

We have focused and aligned our product offerings to provide the complete electrical distribution system of the vehicle. Our electrical product offering spans four product areas: wire harnesses, terminals and connectors, junction boxes and electronic control modules and advanced efficiency systems. We have substantially exited non-core product lines, such as switches, tire pressure monitoring systems and certain other electronic products.

Electrical distribution systems are networks of wiring and associated control devices that route electrical signals and manage electrical power within a vehicle. Electrical distribution systems are comprised primarily of wire harness assemblies and terminals and connectors that connect various control modules, junction boxes and electrically powered features within the vehicle. Wire harness assemblies are a collection of wiring and terminals and connectors that link all of the various electrical and electronic devices within the vehicle to each other and/or to a power source. Junction boxes are centrally located modules within the vehicle that contain fuses and/or relays for circuit and device protection and serve as a connection point for multiple wire harnesses.

Wire harness assemblies are a collection of individual circuits fabricated from raw and insulated wire, which is automatically cut to length and terminated during the manufacturing process. Individual circuits are assembled together on a jig or table, inserted into connectors and wrapped or taped to form wire harness assemblies. The assembly process is labor intensive, and as a result, production is generally performed in low-cost labor sites in Mexico, Honduras, Eastern Europe, Africa, China, the Philippines, Brazil and Thailand. Terminals and connectors are currently manufactured in Germany, China, Eastern Europe and the United States.

We also manufacture junction boxes and electronic control modules, which are connected to the wire harness assemblies. Junction boxes are manufactured in Mexico, Northern Africa, Europe, China and the Philippines with a proprietary, capital-intensive assembly process using printed circuit boards, a portion of which are purchased from third-party suppliers. Proprietary features have been developed to improve the function of these junction boxes in harsh environments, including high temperatures and humidity. Electronic control modules control various electronic functions within the vehicle. These modules either consolidate multiple functions into a single module or focus on a specific function, such as the door zone control module, which controls features such as window lift, door lock and power mirrors. We assemble these modules using high-speed surface mount placement equipment in Mexico, China, the Philippines, Morocco, Spain and Germany.

As electronic control modules are increasingly centralized and integrated, we have developed “smart junction boxes,” which are junction boxes augmented with integrated electronic functionality that otherwise would be contained in other body control modules. The integration of functionality in our smart junction boxes eliminates interconnections, increases overall system reliability and can reduce the number of electronic modules within the vehicle. This can lead to reduced weight, cost and complexity.

We also manage electronic signals through our wireless products, which send and receive signals using radio frequency technology. Our wireless systems include passive entry systems, remote keyless entry and dual range/dual function remote keyless entry systems. Passive entry systems allow the vehicle operator to unlock the door without using a key or physically activating a remote keyless fob. Dual range/dual function remote keyless entry systems allow a single transmitter to perform multiple functions. We have also recently launched 2-way remote keyless entry systems that enable the vehicle to provide information to the user, such as verification that the doors have locked or that the engine has started, as well as other operational information.

Our product offerings also include lighting control modules, which provide the electronic control logic and diagnostics for increasingly advanced and complex vehicle lighting systems. We supply LED lighting control systems for vehicle interiors and exteriors. The audio segment includes amplifiers and complete vehicle sound system development capability.

The complexity of traditional electrical distribution systems is also being affected by the emergence and continued development of alternative energy powertrains, including electric, hybrid electric and other technologies, which is driving growth in high-power electrical systems and components. Hybrid and electric vehicles offer a significant content opportunity with the potential to more than double the electrical content per vehicle. For example, stricter fuel economy and emission standards are driving demand for increased signal management in both traditional combustion engines and alternative energy powertrains.

Our Advanced Efficiency Systems Global Center of Excellence in Southfield, Michigan supports growth opportunities globally in the hybrid and electric vehicle market and is dedicated to the development of high-power and hybrid electrical systems and components, including wiring, terminals and connectors and power electronics. A high power application center with full development capabilities is also located in Valls, Spain. We are supplying, or will supply, high voltage wire harnesses, battery monitoring systems, high voltage terminals and connectors, battery chargers, DC/DC converters and traction inverters for new models from Daimler AG, Renault-Nissan Alliance, General Motors Company (including the Chevrolet Volt and Cadillac ELR extended range electric vehicles), BMW AG, Jaguar Land Rover Automotive PLC and Fiat Chrysler Automobiles. We believe that our expertise in high power electrical distribution systems will provide additional growth opportunities going forward.

Competition

We estimate that the global target market for our electrical business in 2013 was approximately $65 billion. We are one of only four suppliers with complete electrical distribution and manufacturing capabilities for both traditional and high-power systems and related electronic components in every major automotive producing market in the world. Our major competitors in this segment include Delphi Automotive PLC, Sumitomo Corporation and Yazaki Corporation.

Technology

The electrical segment is technology driven and typically requires higher investment as a percentage of sales than our seating segment. Electrical technology spans each of our four product areas: wire harnesses, terminals and connectors, junction boxes and electronic control modules and advanced efficiency systems. We are able to supply complete electrical distribution systems across our entire product offering by leveraging the expertise in each of these four product areas. Our complete electrical distribution system design capabilities, coupled with certain market-leading component technologies, allow access to our customers’ development teams, which provides an early indication of our customers’ product needs and enables us to develop system design efficiencies. Our expertise is developed and delivered by over 1,900 engineers across fourteen countries and is led by four global technology centers of excellence in China, Germany, Spain and the United States for each of our major product lines in this segment, which are described below.

•

Wire harnesses—In addition to industry leading capability in the delivery of wire harnesses, our technology includes expertise in the design and use of alternative conductor materials, such as copper clad steel, copper clad aluminum and other hybrid alloys. Alternative conductor materials enable the use of ultra small gauge conductors, which reduce the weight and packaging size of electrical distribution systems. Reductions in weight and size support our customers’ efforts to reduce the overall weight of the vehicle in order to meet fuel efficiency standards. Our expertise in terminals and connectors technology facilitates our ability to implement these ultra small gauge conductors.

•

Terminals and connectors—We provide a broad set of terminals and connectors to the market and are developing advanced capabilities in aluminum terminals and aluminum wire termination, ultra small gauge termination and high voltage terminals and connectors. Our high voltage terminals and connectors are a part of our advanced efficiency systems capabilities, and here, we have established a leading capability in power density (power per packaging size).

Our expertise in terminals and connectors has also directly contributed to our smart junction box technology, specifically the development of surface mount connectors that reduce package size and weight through integrated thermal management.

•

Junction boxes and electronic control modules—We are a leader in smart junction boxes, and in 2012, we received an Automotive News PACE Award for our Solid State Smart Junction BoxTM, recognizing our industry leading technology in this critical component. We continue to refine our solid state smart junction box technology, which reduces size and weight, enables wire gauge reduction and eliminates fuses by using resettable smart drivers. To further reduce weight and copper usage, we are also developing aluminum printed circuit boards. Importantly, this technology also enables the integration of additional feature content into the smart junction box, providing the potential for a sizable cost reduction for the electrical system.

Our wireless capability includes expertise in the development of radio frequency systems. We offer world class, industry leading wireless products and are developing higher frequency passive entry systems for improved security and 2-way remote keyless entry systems that enable the vehicle to provide feedback to the consumer, such as verification that the doors have locked or that the engine has started.

Our LED lighting control expertise includes interior and exterior applications. We are developing advanced technology in this area, including a Matrix LED Control System capable of individually dimming and switching on/off up to 100 LEDs. This system will enable steerable light beams and other advanced lighting features and can be paired with driver assistance system sensors to enable other enhancements, such as automatic high beam management and obstacle highlighting.

Additionally, we have developed a number of innovative products and features focused on increasing value to our customers, such as interior function control and premium audio amplifiers.

•

Advanced efficiency systems—Increased vehicle efficiency trends and the hybrid and electric vehicle market represent a significant opportunity for the advancement in emerging technology for electrical distribution systems and components. We offer a product portfolio of stand-alone and fully integrated solutions for our customers’ existing and future hybrid and electric vehicles. Our systems and components have achieved industry leading efficiency, packaging and reliability. We have over 500 patents and patents pending in our high-power product segment, and our product portfolio includes the following:

•

High-power charging systems for electric and hybrid vehicles, comprised of on-board chargers, a family of charge cord sets and charge receptacles. We are now developing advanced wireless charging systems.

•

High-power distribution systems including high voltage wire harnesses found throughout the vehicle and battery pack, high-power terminals and connectors (designed to carry high amounts of electric current, to be packaged tightly and to provide proper sealing, high-use reliability and ease of use for the consumer) and battery disconnect units, as well as manual service disconnects.

•

Energy management systems including battery monitoring systems, DC/DC converters, traction inverters and our patented integrated power module, which integrates the functionality of charging and energy management for an efficient solution for hybrid and electric vehicles.

Recent Developments

Eagle Ottawa Acquisition

On August 27, 2014, we entered into a Stock Purchase Agreement (as may be amended or supplemented from time to time, the “Purchase Agreement”) with ESG Holdings, LLC, a Wisconsin limited liability company (“Parent”), and Everett Smith Group, Ltd. (“Everett Smith Group”), a Delaware corporation and the parent of Eagle Ottawa, whereby we agreed to acquire from Parent all of the issued and outstanding shares of capital stock of Everett Smith Group for $850 million in cash, payable at closing and subject to an adjustment for closing working capital. Eagle Ottawa is a supplier of leather for the automotive industry. The Purchase Agreement contains customary representations and warranties, covenants, termination provisions and other agreements. In addition, we and the seller agreed to indemnify each other for certain losses. Under the Purchase Agreement, escrows will be established (i) to secure the seller’s post-closing indemnification obligations under the Purchase Agreement and (ii) for closing working capital adjustment purposes. We expect the Acquisition to close in the first quarter of 2015, subject to the satisfaction of customary closing conditions, including the receipt of foreign antitrust regulatory approvals. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired in October 2014 and no further regulatory approval is required in the United States. The Purchase Agreement is subject to termination if, among other things, the transaction is not completed by August 27, 2015.

We intend to use a portion of the net proceeds of this offering, together with borrowings under our Credit Agreement, to finance the Acquisition and pay related fees and expenses. See “Use of Proceeds.” However, this offering is not contingent upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. We may not be able to achieve the strategic benefits of the Acquisition or could incur higher transition costs than we anticipated. An inability to realize the full extent of, or any of, the anticipated benefits of the Acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business, results of operations and financial condition. In addition, there can be no assurance that the Acquisition will be completed in the anticipated timeframe or at all.

Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, if we determine that a Mandatory Redemption Event is reasonably likely to occur, then we may, at our option, redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Special Redemption.”

Credit Agreement Amendments

On November 14, 2014 (the “Credit Agreement Closing Date”), we amended and restated our Credit Agreement (as amended and restated, the “Credit Agreement”) governing our Revolving Credit Facility to, among other things, increase aggregate commitments under the Revolving Credit Facility to $1.25 billion, amend certain covenants, extend the maturity date of the Revolving Credit Facility to November 14, 2019 and establish a committed delayed-draw senior term loan facility in the amount of $500 million (the “Term Loan Facility”), which is available until the earlier to occur of (a) the date that is six months after the Credit Agreement Closing Date (subject to two three-month extension options at our election) and (b) the earlier to occur of (i) the date that is five (5) business days after the consummation of the Acquisition and (ii) the termination of the Purchase Agreement. The Term Loan Facility will mature five years after the initial funding thereof. See “Description of Other Indebtedness.” We intend to fund a portion of the purchase price for the Acquisition with borrowings under the Term Loan Facility. See “Use of Proceeds” and “Capitalization.”

Risks Affecting Us

Our business is subject to a number of risks as discussed more fully in the section entitled “Risk Factors” beginning on page S-17 and Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013 and Part II—Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2014, which you should read in their entirety. In particular, important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to:

•	general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates;

•	the financial condition and restructuring actions of our customers and suppliers;

•	changes in actual industry vehicle production levels from our current estimates;

•	fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier;

•	disruptions in the relationships with our suppliers;

•	the outcome of customer negotiations and the impact of customer-imposed price reductions;

•	the impact and timing of program launch costs and our management of new program launches;

•	risks associated with conducting business in foreign countries; and

•	our ability to execute our strategic objectives.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of Notes.”

Issuer	Lear Corporation, a Delaware corporation.

Notes Offered	$650,000,000 aggregate principal amount of % senior notes due 2025.

Maturity	January , 2025.

Interest Payment Dates	and of each year, beginning on , 2015.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain of our subsidiaries, which we refer to in this prospectus supplement as the “subsidiary guarantors.”

Ranking	The notes will be:

•	our senior unsecured obligations;

•	guaranteed on a senior unsecured basis by the subsidiary guarantors;

•

effectively subordinated in right of payment to our existing and future secured debt and the secured debt of the subsidiary guarantors, including our obligations and the obligations of the subsidiary guarantors under our Credit Agreement, to the extent of the value of such security;

•	structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of our non-guarantor subsidiaries;

•	equal in right of payment to all of our existing and future senior unsecured debt; and

•	senior in right of payment to all of our existing and future subordinated debt and the subordinated debt of the subsidiary guarantors.

As of September 27, 2014, on a pro forma consolidated basis after giving effect to the completion of this offering and the application of the net proceeds therefrom, we would have had $1.5 billion of senior debt, none of which was secured, and the subsidiary guarantors would have had no senior debt (excluding their guarantees of our obligations under the Credit Agreement and the Existing Notes). In addition, we intend to borrow $500 million under the Term Loan Facility to fund a portion of the purchase price for the Acquisition. See “Summary—Recent Developments.” The indenture governing the notes contains no limitations on the amount of additional unsecured senior debt we may incur, and also permits us to incur senior secured indebtedness, subject to certain limitations. For the nine months ended September 27, 2014 and the year ended December 31, 2013, the subsidiaries that are not guaranteeing the notes had net sales of $11.2 billion and $14.0 billion, respectively, and generated net income attributable to Lear of $316.8 million and $293.6 million, respectively. In addition, as of September 27, 2014, the subsidiaries that are not guaranteeing the notes held $5.6 billion of our total assets and had no outstanding indebtedness to third parties. See Note 16, “Supplemental Guarantor Consolidating Financial Statements” to the audited consolidated financial statements for the year ended December 31, 2013 and Note 18, “Supplemental Guarantor Condensed Consolidating Financial Statements” to the unaudited condensed consolidated financial statements for the nine months ended September 27, 2014, each incorporated by reference herein.

Optional Redemption	At any time on or after January , 2020, we may redeem some or all of the notes at the redemption prices specified in this prospectus supplement under “Description of Notes—Optional Redemption.” Prior to January , 2020, we may also redeem some or all of the notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

At any time prior to January , 2018, we, on one or more occasions, may redeem up to 40% of the aggregate principal amount of the notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to % of the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that (i) at least 50% of the original aggregate principal amount of the notes issued remains outstanding after the redemption and (ii) the redemption is made within 120 days of the relevant equity offering.

Special Redemption	This offering is not conditioned upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, if we determine that a Mandatory Redemption Event is reasonably likely to occur, then we may, at our option, redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Special Redemption.”

Covenants	We will issue the notes under an indenture among us, the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A.,

as trustee. The indenture includes covenants that limit our ability and the ability of each of our restricted subsidiaries to:

•	create or permit certain liens; and

•	consolidate or merge or sell all or substantially all of our assets.

When the notes are issued, all of our subsidiaries, other than certain joint ventures, will be restricted subsidiaries, as defined in the indenture. These covenants will be subject to a number of important exceptions and qualifications as described under “Description of Notes—Certain Covenants.”

Change of Control Triggering Event	If we experience a Change of Control (defined herein) and a Rating Decline (defined herein), each holder will have the right to require us to offer to purchase all of its notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control Triggering Event.”

Absence of Established Market for the Notes	The notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The underwriters have advised us that they intend to make a market for the notes but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the notes.

Use of Proceeds	We intend to use $350 million of the net proceeds from this offering to pay a portion of the purchase price for the Acquisition and the remainder to redeem the remaining outstanding aggregate principal amount of our 2020 Notes and for general corporate purposes, including the payment of fees and expenses associated with the Acquisition and related financing transactions. See “Summary—Recent Developments” and “Use of Proceeds.” The board of directors of the Company has authorized, contingent upon the closing of this offering, the redemption of the remaining outstanding aggregate principal amount of the 2020 Notes on or after March 15, 2015, the first available optional redemption date under the indenture governing the 2020 Notes. This prospectus supplement does not constitute a notice of redemption for the 2020 Notes.

Corporate Information

Our principal executive offices are located at 21557 Telegraph Road, Southfield, Michigan 48033, and our telephone number is (248) 447-1500. Our website address is www.lear.com. The information on or accessible through our website is not part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

SUMMARY HISTORICAL FINANCIAL DATA

The following statement of operations, statement of cash flows and balance sheet data as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2013, 2012 and 2011 were derived from our consolidated financial statements. Our consolidated financial statements for the years ended December 31, 2013, 2012 and 2011 have been audited by Ernst & Young LLP, independent registered public accountants. The following statement of operations, statement of cash flows and balance sheet data as of September 27, 2014 and September 28, 2013 and for the nine months ended September 27, 2014 and September 28, 2013 were derived from our unaudited condensed consolidated financial statements, which, in our opinion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations for such periods. The results for the nine months ended September 27, 2014 are not necessarily indicative of results to be expected for the year ending December 31, 2014, any other interim periods or any future period or year.

We have incorporated by reference herein our consolidated financial statements as of December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, from our Annual Report on Form 10-K for the year ended December 31, 2013, and our condensed consolidated financial statements as of September 27, 2014 and for the nine months ended September 27, 2014 and September 28, 2013, from our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014. The balance sheet data as of December 31, 2011 and September 28, 2013 are derived from financial statements that are not incorporated by reference into this prospectus supplement. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014, each of which is incorporated herein by reference. This information is only a summary and should be read together with the consolidated financial statements, the related notes and other financial information incorporated by reference in this prospectus supplement.

	Nine months ended September 27, 2014(1)	Nine months ended September 28, 2013(2)	Year ended December 31,
			2013(3)	2012(4)	2011(5)
Statement of Operations Data: (in millions)
Net sales	$13,177.6	$11,977.9	$16,234.0	$14,567.0	$14,156.5
Gross profit	1,100.8	980.3	1,299.7	1,217.5	1,193.2
Selling, general and administrative expenses	402.8	386.1	528.7	479.3	485.6
Amortization of intangible assets	25.4	25.8	34.4	33.0	28.0
Interest expense	47.1	51.6	68.4	49.9	39.7
Other expense, net(6)	57.1	37.8	58.1	6.4	24.2

Consolidated income before provision (benefit) for income taxes and equity in net income of affiliates	568.4	479.0	610.1	648.9	615.7
Provision (benefit) for income taxes	163.1	130.2	192.7	(638.0)	68.8
Equity in net income of affiliates	(29.0)	(27.1)	(38.4)	(30.3)	(23.5)

Consolidated net income	434.3	375.9	455.8	1,317.2	570.4
Net income attributable to noncontrolling interests	23.7	17.3	24.4	34.4	29.7

Net income attributable to Lear	$410.6	$358.6	$431.4	$1,282.8	$540.7

Statement of Cash Flows Data: (in millions)
Cash flows from operating activities	$411.7	$429.6	$820.1	$729.8	$790.3
Cash flows from investing activities	(289.8)	(281.4)	(403.9)	(687.9)	(303.2)
Cash flows from financing activities	(371.6)	(673.5)	(698.5)	(396.1)	(372.3)
Capital expenditures	280.8	329.2	460.6	458.3	329.5

	As of or nine months ended September 27, 2014	As of or nine months ended September 28, 2013	As of or year ended December 31,
			2013	2012	2011
Balance Sheet Data: (in millions)
Current assets	$5,333.0	$5,003.6	$4,922.5	$4,873.5	$4,761.5
Total assets	8,691.2	8,464.2	8,330.9	8,194.1	7,010.9
Current liabilities	3,950.9	3,749.6	3,579.1	3,216.9	3,063.5
Long-term debt	1,068.7	1,057.0	1,057.1	626.3	695.4
Equity	3,155.8	2,920.0	3,149.5	3,612.2	2,561.1
Other Data (unaudited):
Employees at period end	124,800	120,800	122,300	113,400	97,830
North American content per vehicle(7)	$396	$378	$377	$370	$381
North American vehicle production (in millions)(8)	12.8	12.2	16.2	15.4	13.1
European content per vehicle(9)	$345	$312	$317	$283	$317
European vehicle production (in millions)(10)	15.4	14.8	19.7	19.6	20.4

(1)	Results include $91.0 million of restructuring and related manufacturing inefficiency charges (including $0.1 million of fixed asset impairment charges), a $17.5 million loss on the partial extinguishment of debt and $40.2 million of net tax benefits primarily related to debt redemption costs, restructuring charges, reductions in tax reserves due to tax audit settlements, the release of valuation allowances with respect to the deferred tax assets of certain foreign subsidiaries and various other items.
(2)	Results include $47.2 million of restructuring and related manufacturing inefficiency charges (including $4.6 million of fixed asset impairment charges), $3.0 million of costs related to a proxy contest, $7.3 million of losses and incremental costs related to the destruction of assets caused by a fire at one of our European production facilities, a $3.6 million loss on the partial extinguishment of debt and $43.8 million of net tax benefits primarily related to restructuring, net changes in valuation allowances with respect to the deferred tax assets of certain foreign subsidiaries, the retroactive reinstatement of the U.S. research and development tax credit by the American Taxpayer Relief Act of 2012, which was signed into law on January 2, 2013, and various other items.
(3)	Results include $83.8 million of restructuring and related manufacturing inefficiency charges (including $9.2 million of fixed asset impairment charges), $3.0 million of costs related to a proxy contest, $7.3 million of losses and incremental costs related to the destruction of assets caused by a fire at one of our European production facilities, a $3.6 million loss on the partial extinguishment of debt and $27.8 million of net tax benefits primarily related to restructuring, net changes in valuation allowances with respect to the deferred tax assets of certain foreign subsidiaries, the retroactive reinstatement of the U.S. research and development tax credit by the American Taxpayer Relief Act of 2012, which was signed into law on January 2, 2013, and various other items.
(4)	Results include $55.6 million of restructuring and related manufacturing inefficiency charges (including $6.0 million of fixed asset impairment charges), $6.2 million of transaction costs, primarily related to advisory services for the acquisition of Guilford Mills, Inc., $10.1 million of fees and expenses related to our capital restructuring and other related matters, $(41.1) million of insurance recoveries, net of losses and incremental costs related to the destruction of assets caused by a fire at one of our European production facilities, $5.1 million of gains related to affiliates, a $3.7 million loss on the partial extinguishment of debt and $764.4 million of net tax benefits primarily related to the reversal of a valuation allowance on our deferred tax assets in the United States, as well as changes in valuation allowances in certain foreign countries, reductions in tax reserves due to audit settlements and various other items.
(5)	Results include $70.9 million of restructuring and related manufacturing inefficiency charges (including $1.0 million of fixed asset impairment charges), $19.3 million of fees and expenses related to our capital restructuring and other related matters, $10.6 million of losses and incremental costs, net of insurance recoveries, related to the destruction of assets caused by a fire at one of our European production facilities, $5.8 million of gains related to affiliate transactions and $70.4 million of tax benefits primarily related to the reversal of full valuation allowances on the deferred tax assets of three foreign subsidiaries, as well as restructuring and various other items.
(6)	Includes non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with our asset-backed securitization and factoring facilities, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt, gains and losses on the disposal of fixed assets and other miscellaneous income and expense.
(7)	“North American content per vehicle” is our net sales in North America divided by estimated total North American vehicle production. Content per vehicle data excludes business conducted through non-consolidated joint ventures. Content per vehicle data for 2012 and prior periods has been updated to reflect actual production levels.
(8)	“North American vehicle production” includes car and light truck production for vehicle weights up to 3.5 tons in the United States, Canada and Mexico as provided by IHS Automotive for 2013, 2012 and 2011 and Ward’s Automotive for all other periods presented. Production data for 2012 and prior periods has been updated to reflect actual production levels.
(9)	“European content per vehicle” is our net sales in Europe and Africa divided by estimated total European and African vehicle production. Content per vehicle data excludes business conducted through non-consolidated joint ventures. Content per vehicle data for 2012 and prior periods has been updated to reflect actual production levels.
(10)	“European vehicle production” includes car and light truck production for vehicle weights up to 3.5 tons in Austria, Belarus, Belgium, Bosnia, Bulgaria, Czech Republic, Finland, France, Germany, Hungary, Italy, Morocco, Netherlands, Norway, Poland, Portugal, Romania, Russia, Serbia, Slovakia, Slovenia, South Africa, Spain, Sweden, Turkey, Ukraine and the United Kingdom as provided by IHS Automotive. Production data for 2012 and prior periods has been updated to reflect actual production levels.

Consolidated Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Nine Months Ended September 27, 2014	Successor					Predecessor
		Year Ended December 31,				Two Month Period Ended December 31, 2009	Ten Month Period Ended November 7, 2009
		2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	8.4x	6.8x	8.7x	10.1x	6.6x	—	—

(1)	“Fixed charges” consist of interest on debt, amortization of deferred financing fees and that portion of rental expenses representative of interest. “Earnings” consist of consolidated income (loss) before provision (benefit) for income taxes and equity in the undistributed net (income) loss of affiliates and fixed charges. Earnings in the two month period ended December 31, 2009, and the ten month period ended November 7, 2009, were insufficient to cover fixed charges by $33.2 million and $271.8 million, respectively. Accordingly, such ratio is not presented for these periods.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risk factors described below and in our reports filed from time to time with the SEC, including Part I—Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013 and Part II—Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2014, which are incorporated by reference into this prospectus supplement. Before making any investment decision, you should carefully consider these risks. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. In such case, you may lose all or part of your original investment. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition. In addition, with respect to forward-looking statements in this prospectus supplement and the documents we incorporate by reference, please see “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results.

Risks Related to the Notes

Our existing indebtedness and the inability to access capital markets could restrict our business activities or our ability to execute our strategic objectives and prevent us from fulfilling our obligations under the notes.

After giving effect to the completion of this offering and the application of the net proceeds therefrom, we will have approximately $1.5 billion of outstanding indebtedness, as well as $1.25 billion available for borrowing under our Revolving Credit Facility. In addition, we intend to borrow $500 million under the Term Loan Facility to fund a portion of the purchase price for the Acquisition. The terms of the notes and our other debt instruments contain covenants that may restrict our business activities or our ability to execute our strategic objectives, and our failure to comply with these covenants could result in a default under our indebtedness. We also lease certain buildings and equipment under non-cancelable lease agreements with terms exceeding one year, which are accounted for as operating leases. Additionally, any downgrade in the ratings that rating agencies assign to us and our debt may ultimately impact our access to capital markets. Our inability to generate sufficient cash flow to satisfy our debt and lease obligations, to refinance our debt obligations or to access capital markets on commercially reasonable terms could have an adverse effect on our financial condition, operating results and cash flows.

Our existing indebtedness and volatility in the global capital and financial markets could have important consequences to the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations under our indebtedness, including the notes offered hereby;

•	limiting our ability to borrow money to fund working capital, capital expenditures, debt service, product development or other corporate requirements;

•

requiring us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•	increasing our vulnerability to general adverse industry and economic conditions;

•	placing us at a disadvantage compared to other, less leveraged competitors;

•	limiting our ability to respond to business opportunities;

•	increasing our cost of borrowing; and

•	subjecting us to financial and other restrictive covenants, the failure of which to satisfy could result in a default under our indebtedness.

Despite our existing indebtedness, certain of our agreements, including the indenture governing the notes, permit us and our subsidiaries to incur significantly more debt. This could intensify the risks described above.

Following the completion of this offering and the application of the net proceeds therefrom, the Company will have outstanding the 2023 Notes, the 2024 Notes and the notes offered hereby. Certain agreements governing our existing indebtedness, including the Credit Agreement and the indenture governing our Existing Notes, contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, including senior secured indebtedness that will be effectively senior to the notes to the extent of the assets securing such indebtedness. However, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, the indenture governing our Existing Notes and the notes offered hereby contains limited covenants, including a restriction on our and our subsidiaries’ ability to incur senior secured indebtedness but no restriction on the incurrence of senior unsecured indebtedness and, in the case of the indenture governing the notes, no limitation on our ability to engage in sale and leaseback transactions. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or effectively senior indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described above under “—Our existing indebtedness and the inability to access capital markets could restrict our business activities or our ability to execute our strategic objectives and prevent us from fulfilling our obligations under the notes.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	our ability to access the capital and financial markets on commercially reasonable terms.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to access the capital and financial markets, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes. See “Cautionary Statement Regarding Forward-Looking Statements.”

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including the Credit Agreement and the indenture governing our Existing Notes and the notes offered hereby, may restrict us from adopting some of these alternatives. Without such resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the Credit Agreement that is not waived by the required lenders or a default under our Existing Notes that is not waived by a majority of the outstanding principal amount of each series of such notes, and the remedies sought by the holders of such indebtedness could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to make required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Credit Agreement and/or waivers from the holders of our Existing Notes to avoid being in default under our Credit Agreement and the indenture governing our Existing Notes. If we breach our covenants under the Credit Agreement or the indenture governing our Existing Notes and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders of the Existing Notes, as applicable. If this occurs, we would be in default under the Credit Agreement and the Existing Notes, and the lenders and holders of the Existing Notes could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

The notes and the guarantees will not be secured by any of our assets and therefore will be effectively subordinated to our existing and future secured indebtedness.

The notes and any guarantees thereof will be general unsecured obligations ranking effectively junior in right of payment to existing and future secured debt of Lear or the guarantors to the extent of the collateral securing such debt. The indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt. See “Description of Notes.” In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose debt is secured by assets of Lear or the applicable guarantor (such as the Credit Agreement) will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the notes and holders of the notes may receive less, ratably, than holders of secured indebtedness.

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. For the nine months ended September 27, 2014 and the year ended December 31, 2013, the subsidiaries that are not guaranteeing the notes had net sales of $11.2 billion and $14.0 billion, respectively, and generated net income attributable to Lear of $316.8 million and

$293.6 million, respectively. In addition, as of September 27, 2014, the subsidiaries that are not guaranteeing the notes held $5.6 billion of our total assets and had no outstanding indebtedness to third parties. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, under such laws the notes or guarantees could be voided as a fraudulent transfer or conveyance if, among other things, (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our subsidiary guarantors, as applicable, were or was insolvent or rendered insolvent by reason of issuing the notes or the guarantees;

•	the issuance of the notes or the guarantees left us or any of our subsidiary guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiary guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable subsidiary guarantor’s other debt or take other action detrimental to the holders of the notes.

If the lenders under the Credit Agreement release the guarantors under the Credit Agreement, those guarantors will be released from their guarantees of the notes, and if the notes become rated investment grade by Moody’s and S&P, the subsidiary guarantors may be released from their guarantees of the notes.

The lenders under the Credit Agreement have the discretion to release the guarantees under that facility. If a subsidiary is no longer a guarantor of obligations under the Credit Agreement or other Credit Facilities (as defined in the indenture governing the notes) that may be then outstanding, then the guarantee of the notes by such subsidiary will be released automatically without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes even, in certain cases, if such subsidiary still guarantees certain other indebtedness of Lear. See “Description of Notes—Subsidiary Guarantees.” In addition, if the notes are rated investment grade by both Moody’s and S&P in the future, we may release the subsidiary guarantors from their guarantees of the notes. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

The terms of the Credit Agreement, the indenture governing our Existing Notes and the notes offered hereby and the agreements governing our other indebtedness may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

The Credit Agreement and the indenture governing our 2020 Notes contain, and any documents governing future indebtedness of ours may contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, which restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends and make other restricted payments;

•	create or incur certain liens;

•	enter into sale and leaseback transactions;

•	engage in sales of assets and subsidiary stock;

•	enter into transactions with affiliates;

•	sell or dispose of our assets or enter into merger or consolidation transactions;

•	make investments, including acquisitions;

•	enter into lines of business that are not reasonably related to those businesses in which we are engaged;

•	enter into contracts containing restrictions on granting liens or making distributions or loans or transferring assets to us or any guarantor under the Credit Agreement; and/or

•	repay indebtedness (including the notes) prior to stated maturities.

The indenture governing the 2023 Notes, the 2024 Notes and the notes offered hereby contains restrictive covenants that restrict our ability to create or incur certain liens and enter into merger or consolidation transactions. The indenture governing the 2023 Notes and the 2024 Notes also contains a covenant that restricts our ability to enter into sale and leaseback transactions.

In addition, the Credit Agreement requires us to comply with certain financial covenants and to make mandatory prepayments of outstanding indebtedness under the Term Loan Facility in certain circumstances. Additionally, we are required to make quarterly amortization payments of the Term Loan Facility each year following initial funding of the Term Loan Facility.

A failure to comply with the covenants contained in the Credit Agreement and the indenture governing our Existing Notes and the notes could result in an event of default under our Credit Agreement and the indenture governing the Existing Notes and the notes, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under the Credit Agreement or the indenture governing our Existing Notes and the notes, the lenders thereunder or holders, as applicable, could elect to declare all amounts outstanding, together with accrued and unpaid interest and fees, to be due and payable.

If the indebtedness under the Credit Agreement, the Existing Notes or the notes were to be accelerated, there can be no assurance that our assets, including our available cash, would be sufficient to repay such indebtedness in full.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon a change of control triggering event as defined in the indenture governing the notes, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the notes. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control triggering event offer or, if then permitted under the indenture governing the notes, to redeem the notes. We also may be contractually restricted pursuant to the terms governing our existing indebtedness from purchasing all or some of the notes tendered upon a change of control triggering event. A failure to make the applicable change of control triggering event offer or to pay the applicable change of control triggering event purchase price when due would result in a default under the indenture. The occurrence of a change of control triggering event would also constitute an event of default under the Credit Agreement and may constitute an event of default under the terms of the agreements governing our other indebtedness. See “Description of Notes—Change of Control Triggering Event.”

Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350 million aggregate principal amount of the notes. If we are required to redeem such notes at such time, you may not obtain your expected return on the notes.

Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350 million aggregate principal amount of the notes in cash at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. The Purchase Agreement contains customary conditions for closing, many of which are beyond our control, and we may not be able to complete the Acquisition prior to November 14, 2015. If your notes are redeemed, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from a Special Redemption in an investment that results in a comparable return. In addition, as a result of the Special Redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. As holders of the notes, you will have no rights under the Special Redemption provisions unless a Mandatory Redemption Event occurs, nor will you have any rights to require us to repurchase your notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects. In addition, if we are required to redeem the notes under these circumstances, the aggregate principal amount of notes that remain outstanding will be substantially reduced, which could have an adverse impact on the liquidity and trading price for the notes.

We may not be able to pay the redemption price of the notes upon a Special Redemption.

Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. We intend to use $350 million of the net proceeds from this offering to pay a portion of the purchase price for the Acquisition. See “Use of Proceeds.” We are not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and the indenture governing the notes will not place any other restrictions on our use of these proceeds during such time. The source of funds for any Special Redemption of notes would be the proceeds that we have voluntarily retained or other sources of liquidity, including available cash, borrowings, sales of assets or sales of equity. Consequently, we may not be able to satisfy our obligations to redeem $350 million of the notes upon a Mandatory Redemption Event because we may not have sufficient financial resources to pay the aggregate redemption price for all the notes. Our failure to redeem a portion of the notes as required under the indenture governing the notes upon a Mandatory Redemption Event would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.

There can be no assurances that an active trading market will develop for the notes, which could make it more difficult for holders of the notes to sell their notes and/or result in a lower price at which holders would be able to sell their notes.

There is currently no established trading market for the notes, and there can be no assurance as to the liquidity of any markets that may develop for the notes, the ability of the holders of the notes to sell their notes or the price at which such holders would be able to sell their notes. If such a market were to exist, the notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and our business performance. We do not intend to apply for the listing of the notes on any securities exchange in the United States or elsewhere. Certain of the underwriters have advised us that they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, none of the underwriters are obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. See “Underwriting.”

Credit ratings of the notes may change and affect the market price and marketability of the notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market price or marketability of the notes and increase our corporate borrowing costs.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million after deducting estimated transaction fees and our estimated expenses related to the offering. We intend to use $350 million of the net proceeds from this offering to pay a portion of the purchase price for the Acquisition and the remainder to redeem the remaining outstanding aggregate principal amount of our 2020 Notes and for general corporate purposes, including the payment of fees and expenses associated with the Acquisition and related financing transactions. See “Summary—Recent Developments” for additional information regarding the Acquisition. This offering is not contingent upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. There can be no assurance that the Acquisition will be completed in the anticipated timeframe or at all. The board of directors of the Company has authorized, contingent upon the closing of this offering, the redemption of the remaining outstanding aggregate principal amount of the 2020 Notes on or after March 15, 2015, the first available optional redemption date under the indenture governing the 2020 Notes. This prospectus supplement does not constitute a notice of redemption for the 2020 Notes.

CAPITALIZATION

The below table sets forth our consolidated cash and cash equivalents, other long-term assets and capitalization as of September 27, 2014 (i) on an actual basis and (ii) on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom. We have assumed that the estimated net proceeds of this offering after deducting estimated transaction fees and our estimated expenses relating to the offering will be approximately $         million.

You should read this table together with “Summary Historical Financial Data” included elsewhere in this prospectus supplement and Part II—Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and our consolidated financial statements incorporated herein by reference.

	As of September 27, 2014
(In millions)	Actual	As adjusted(1)
Cash and cash equivalents	$872.7		$(2)

Other long-term assets	$1,003.6	$1,358.7	(3)

Short-term debt:
Short-term borrowings	$—	$—
Current portion of long-term debt	—	—

Total short-term debt	—	—

Long-term debt:
Revolving credit facility(4)	—	—
Term loan facility(4)	—	—
2020 Notes(5)	243.7	—
2023 Notes	500.0	500.0
2024 Notes	325.0	325.0
Notes offered hereby	—	650.0

Total long-term debt	$1,068.7	$1,475.0

Equity	$3,155.8	$3,141.4	(6)

Total capitalization	$4,224.5	$4,616.4

(1)	This column does not give effect to the completion of the Acquisition. This offering is not contingent upon the completion of the Acquisition. See “Summary—Recent Developments.”
(2)	Does not give effect to the payment of $9.3 million of accrued and unpaid interest payable upon the redemption of the 2020 Notes, assuming a redemption date of March 15, 2015.
(3)	Includes $350.0 million of net proceeds from this offering that we intend to use to pay a portion of the purchase price for the Acquisition, as well as the capitalized fees and expenses of this offering, net of unamortized debt issuance costs associated with the redemption of the 2020 Notes. Upon the occurrence of a Mandatory Redemption Event, we will be required to redeem $350.0 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, if we determine that a Mandatory Redemption Event is reasonably likely to occur, then we may, at our option, redeem $350.0 million aggregate principal amount of the notes then outstanding at a redemption price equal to the initial offer price, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Special Redemption.”
(4)	Following the amendment and restatement of our Credit Agreement on November 14, 2014, we had $1.25 billion available for borrowing under our Revolving Credit Facility and $500.0 million available for borrowing under our Term Loan Facility. See “Summary—Recent Developments.” We expect to borrow $500.0 million under the Term Loan Facility to fund a portion of the purchase price for the Acquisition. The table above does not give effect to such borrowings.

(5)	Reflects $245.0 million in aggregate principal amount of our 2020 Notes that we intend to redeem on or after March 15, 2015, contingent upon the closing of this offering, less discount. See “Use of Proceeds.” This prospectus supplement does not constitute a notice of redemption for the 2020 Notes.
(6)	Reflects the loss on the extinguishment of debt related to the redemption of the 2020 Notes.

DESCRIPTION OF OTHER INDEBTEDNESS

The following summary of certain provisions of the instruments evidencing our material indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements and indentures related thereto, including the definitions of certain terms therein that are not otherwise defined in this prospectus supplement.

Senior Notes

On March 26, 2010, we issued $350 million in aggregate principal amount at maturity of 2020 Notes. The 2020 Notes were priced at 99.164% of par, resulting in a yield to maturity of 8.25%. Interest is payable on the 2020 Notes on March 15 and September 15 of each year. The 2020 Notes mature on March 15, 2020. The indenture governing the 2020 Notes contains certain restrictive covenants and customary events of default. As of September 27, 2014, we were in compliance with all covenants under the indenture governing the 2020 Notes.

The 2020 Notes are senior unsecured obligations. Our obligations under the 2020 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the subsidiary guarantors of the notes.

On March 26, 2014, March 26, 2013 and August 24, 2012, we redeemed 10% of the original aggregate principal amount of the 2020 Notes at a redemption price equal to 103% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date. In connection with these transactions, we paid $36.1 million in each of the nine months ended September 27, 2014 and the year ended December 31, 2013 and $37.3 million in the year ended December 31, 2012 and recognized losses of $1.8 million, $1.9 million and $1.9 million on the partial extinguishment of debt during the nine months ended September 27, 2014 and the years ended December 31, 2013 and 2012, respectively. The board of directors of the Company has authorized, contingent upon the closing of this offering, the redemption of the remaining outstanding aggregate principal amount of the 2020 Notes on or after March 15, 2015, the first available optional redemption date under the indenture governing the 2020 Notes. This prospectus supplement does not constitute a notice of redemption for the 2020 Notes.

On January 17, 2013, we issued $500 million in aggregate principal amount of 2023 Notes. Interest is payable on January 15 and July 15 of each year. The 2023 Notes mature on January 15, 2023. The indenture governing the 2023 Notes contains certain restrictive covenants and customary events of default. As of September 27, 2014, we were in compliance with all covenants under the indenture governing the 2023 Notes.

The 2023 Notes were offered and sold in a private transaction to qualified institutional buyers under Rule 144A under the Securities Act and, outside of the United States, pursuant to Regulation S under the Securities Act. Pursuant to the registration rights agreement entered into in connection with the issuance of the 2023 Notes, on April 29, 2014, we commenced an offer to exchange the 2023 Notes for a new issue of registered notes with substantially identical terms to the 2023 Notes pursuant to a registration statement on Form S-4. The exchange offer for the 2023 Notes closed on May 29, 2014.

The 2023 Notes are senior unsecured obligations. Our obligations under the 2023 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the subsidiary guarantors of the notes.

On March 14, 2014, we issued $325 million in aggregate principal amount of 2024 Notes. Interest is payable on March 15 and September 15 of each year. The 2024 Notes mature on March 15, 2024. The indenture governing the 2024 Notes contains certain restrictive covenants and customary events of default. As of September 27, 2014, we were in compliance with all covenants under the indenture governing the 2024 Notes.

For further information related to the Existing Notes, including information on early redemption, covenants and events of default, see Note 6, “Debt,” to the audited consolidated financial statements for the year ended December 31, 2013 and Note 8, “Debt,” to the unaudited condensed consolidated financial statements for the nine months ended September 27, 2014 incorporated by reference herein.

Credit Agreement

We have borrowing capacity under our Credit Agreement as follows: (a) the Revolving Credit Facility in the amount of $1.25 billion, which facility matures on November 14, 2019; and (b) the Term Loan Facility in the amount of $500 million, which facility matures five years after the initial funding thereof. The Credit Agreement also includes an incremental facility which provides the ability to borrow up to $750 million (or such higher amount if, after giving effect to the borrowings under the incremental facility, our pro forma consolidated leverage ratio would be less than 1.5 to 1.0) of incremental term or revolving loans, subject to certain terms and conditions. The Revolving Credit Facility permits borrowings for general corporate and working capital purposes and the issuance of letters of credit. The Term Loan Facility permits borrowings for general corporate and working capital purposes, including financing the Acquisition. As of November 17, 2014, there were no borrowings outstanding under the Credit Agreement. We intend to borrow $500 million under the Term Loan Facility to fund a portion of the purchase price for the Acquisition.

Loans under the Revolving Credit Facility bear interest based on the Eurocurrency rate or base rate plus a margin, determined in accordance with a pricing grid, ranging from 1.00% to 2.25% for Eurocurrency and 0.00% to 1.25% for base rate.

Prior to funding the loans under the Term Loan Facility, the commitments under the Term Loan Facility are subject to a ticking fee, determined in accordance with a pricing grid, ranging from 0.175% to 0.400% from the period commencing 45 days after the Credit Agreement Closing Date until the date that the commitments under the Term Loan Facility terminate. Such ticking fee shall increase by (a) 50% of the amount otherwise payable in accordance with the pricing grid upon the first three-month extension of the availability of the Term Loan Facility and (b) 100% of the amount otherwise payable in accordance with the pricing grid upon the second three-month extension of the availability of the Term Loan Facility.

Once funded, loans under the Term Loan Facility bear interest based on the Eurocurrency rate or base rate plus a margin, determined in accordance with a pricing grid, ranging from 1.25% to 2.25% for Eurocurrency and 0.25% to 1.25% for base rate.

As of September 27, 2014, we were in compliance with all covenants under our then-existing credit agreement.

For further information related to the Credit Agreement, see our Current Report on Form 8-K filed with the SEC on November 14, 2014, which is incorporated by reference herein.

DESCRIPTION OF NOTES

Definitions of certain terms used in this Description of Notes may be found under the heading “—Certain Definitions.” For purposes of this section, the term “Company” refers only to Lear Corporation and not to any of its Subsidiaries; the terms “we,” “our” and “us” refer to Lear Corporation and, where the context so requires, certain or all of its Subsidiaries. The notes will be initially guaranteed by all of the Company’s Domestic Subsidiaries that are guarantors under the Company’s Credit Facilities and the Company’s outstanding 8.125% Senior Notes due 2020, 4.75% Senior Notes due 2023 and 5.375% Senior Notes due 2024 (collectively, the “existing notes”). Each Subsidiary that guarantees the notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is termed a “Subsidiary Guarantee.”

We will issue the     % senior notes due 2025 (the “notes”) as a new series of notes under a base indenture, dated as of March 26, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented to date and as further supplemented by the Fifth Supplemental Indenture, to be dated as of                     , 2014 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The term “notes” includes the notes and any Additional Notes. The Indenture contains provisions which define your rights under the notes. In addition, the Indenture governs the obligations of the Company and of each Subsidiary Guarantor under the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is meant to be only a summary of the provisions of the Indenture that we consider material. It does not restate the terms of the Indenture in their entirety. We have filed a copy of the Base Indenture as an exhibit to the Registration Statement of which this prospectus supplement forms a part and will file the Fifth Supplemental Indenture as an exhibit to a Form 8-K following the completion of this offering. We urge you to carefully read the Indenture and the notes because they, and not this description, governs your rights as Holders. You may request copies of the Indenture and the notes at our address set forth under the heading “Incorporation of Certain Documents by Reference.”

Overview of the Notes

The notes:

•	will be unsecured senior obligations of the Company;

•	will be senior in right of payment to all future obligations of the Company that are expressly subordinated to the notes;

•

will be effectively junior to all existing and future Secured Indebtedness of the Company to the extent of the value of the assets securing such Secured Indebtedness, and all Indebtedness, if any, of Subsidiaries that are not Subsidiary Guarantors; and

•	will be guaranteed on an unsecured senior basis by each Subsidiary Guarantor.

Principal, Maturity and Interest

We will initially issue the notes in an aggregate principal amount of $650 million. The notes will mature on January     , 2025. Each note we issue will bear interest at a rate of     % per annum beginning on November     , 2014 or from the most recent date to which interest has been paid or provided for.

We will pay interest on the notes semiannually to Holders of record at the close of business on the              or              immediately preceding the interest payment date on                  and                  of each year. The first interest payment date will be                 , 2015.

We will issue the notes in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000.

Indenture May be Used for Future Issuances

Additional notes having identical terms and conditions to the notes that we are currently offering (the “Additional Notes”) may be issued under the Indenture from time to time; provided, however, that we will only be permitted to issue such Additional Notes if at the time of and after giving effect to such issuance the Company and its Restricted Subsidiaries are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the notes, provided that if such Additional Notes are not fungible with the original notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest on the notes at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office for payment on the notes is The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses or, with respect to global notes, by wire transfer.

Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. However, we may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

Except as set forth under this section, we may not redeem the notes prior to January     , 2020. On or after this date, we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January          of the years set forth below:

Year	Redemption Price
2020		%
2021		%
2022		%
2023 and thereafter	100.000%

Prior to January     , 2018, we may, on one or more occasions, also redeem up to a maximum of 40% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to     % of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1) at least 50% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) remains outstanding after giving effect to any such redemption; and

(2) any such redemption by the Company must be made within 120 days after the closing of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Additionally, prior to January     , 2020, we may at our option redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be delivered to each Holder not less than 30 nor more than 60 days prior to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date for the notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January     , 2020, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

“Applicable Premium” means, with respect to a note at any redemption date, the greater of (1) 1.00% of the principal amount of such note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such note on January     , 2020 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such note through January     , 2020 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Comparable Treasury Issue” means, with respect to the notes, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to January     , 2020, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to January     , 2020.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or if not possible, such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Special Redemption

If a Mandatory Redemption Event occurs, then on the Special Redemption Date, we will redeem $350 million aggregate principal amount of the notes then outstanding, at a redemption price (the “Special Redemption Price”) equal to the initial offer price plus accrued and unpaid interest to, but not including, the Special Redemption Date. We refer to such redemption as a “Special Mandatory Redemption.” In addition, if at any time we determine that a Mandatory Redemption Event is reasonably likely to occur, then we may, at our option, redeem $350 million aggregate principal amount of the notes then outstanding on the Special Redemption Date, at a redemption price equal to the Special Redemption Price. We refer to such a redemption as a “Special Optional Redemption,” and we refer to a Special Mandatory Redemption or a Special Optional Redemption as a “Special Redemption.”

If we are required to redeem the notes pursuant to a Special Redemption, we will cause notice of redemption to be mailed, with a copy to the Trustee, to each holder of the notes at its registered address within five business days after the occurrence of the event that requires us to redeem such notes. Unless we default in payment of the Special Redemption Price on the notes, on and after the Special Redemption Date, interest will stop accruing on the notes.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to the Special Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the Indenture. If funds sufficient to pay the Special Redemption Price of the notes to be redeemed on the Special Redemption Date are deposited with the Trustee or a paying agent on or before such Special Redemption Date, and certain other conditions are satisfied, then, on and after such Special Redemption Date, the notes will cease to bear interest.

“Acquisition” means the closing of the transactions contemplated by the Purchase Agreement.

“Mandatory Redemption Event” means the first occurrence of either (a) the termination of the Purchase Agreement at any time prior to the consummation of the Acquisition or (b) November 14, 2015, if the Acquisition is not consummated by such date.

“Purchase Agreement” means that certain Stock Purchase Agreement, dated August 27, 2014, among Lear Corporation, ESG Holdings, LLC and Everett Smith Group, Ltd., as amended, supplemented or otherwise modified from time to time.

“Special Redemption Date” means the earlier of (a) the last Business Day that is on or before the 15th day after a Mandatory Redemption Event or (b) any other Business Day selected by the Company and set forth in the notice of redemption, with respect to a Special Redemption, given in accordance with the provisions of the Indenture.

Upon the consummation of the Acquisition, the foregoing provisions regarding Special Redemptions will cease to apply.

Selection

If we partially redeem the notes, the Trustee will select the notes to be redeemed in accordance with the procedures of The Depository Trust Company. No note less than $2,000 in original principal amount may be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of the notes to be redeemed, plus accrued and unpaid interest thereon.

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee on a senior unsecured basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each of the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Company will cause each new Domestic Subsidiary that is a Guarantor of Indebtedness of the Company or a Domestic Subsidiary under any Credit Facility of the Company or a Domestic Subsidiary with an aggregate principal amount in excess of $400.0 million (such Credit Facility of the Company or a Domestic Subsidiary, “Material Domestic Indebtedness”) to execute and deliver to the Trustee a supplemental indenture, pursuant to which such Subsidiary will Guarantee payment of the notes, within 150 days after the later of (i) the date it becomes a Subsidiary and (ii) the date it guarantees such Material Domestic Indebtedness; provided, however, that for so long as any of the existing notes remain outstanding, the Company shall cause such Subsidiary to guarantee payment of the notes within the applicable time period set forth in the indentures governing the existing notes. In addition, the Company will cause each Foreign Subsidiary that becomes a Guarantor of any Material Domestic Indebtedness to execute and deliver to the Trustee a supplemental indenture, pursuant to which such Subsidiary will Guarantee payment of the notes, within 150 days after the later of (i) the date it becomes a Subsidiary and (ii) the date it guarantees such Material Domestic Indebtedness; provided, however, that for so long as any of the existing notes remain outstanding, the Company shall cause such Subsidiary to guarantee payment of the notes within the applicable time period set forth in the indentures governing the existing notes. See “—Certain Covenants—Future Subsidiary Guarantors” below.

Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2) if such Subsidiary Guarantor no longer guarantees or is otherwise obligated under any Material Domestic Indebtedness;

(3) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(4) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(5) at our election, during any Suspension Period; or

(6) if we exercise our legal defeasance option or our covenant defeasance option as described under “Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

The Company shall notify the Trustee and the Holders if the Subsidiary Guarantee of any Subsidiary Guarantor is released. The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon request of the Company as provided in the Indenture.

Ranking

The indebtedness evidenced by the notes and the Subsidiary Guarantees is unsecured and ranks pari passu in right of payment to the senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The notes are guaranteed by the Subsidiary Guarantors.

The notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company (including obligations with respect to the Credit Agreement) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

The Guarantees are unsecured obligations of the Subsidiary Guarantors. Secured debt and other secured obligations of the Subsidiary Guarantors will be effectively senior to the Guarantees to the extent of the value of the assets securing such debt or other obligations.

As of September 27, 2014:

(1) the Company had $1,068.7 million of senior Indebtedness outstanding, none of which was secured (exclusive of unused commitments under the Credit Agreement);

(2) the Subsidiary Guarantors had no senior Indebtedness outstanding (exclusive of such Subsidiary Guarantor’s obligations under their Guarantee of the Company’s obligations under the Credit Agreement and existing notes); and

(3) the Subsidiaries of the Company, other than those Subsidiaries that are Subsidiary Guarantors, had no Indebtedness outstanding.

The Company currently conducts substantially all of its operations through its Subsidiaries. To the extent such Subsidiaries are not Subsidiary Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.

As of September 27, 2014, the Subsidiary Guarantors had total assets of $3.7 billion and the Subsidiaries of the Company, other than those Subsidiaries that are Subsidiary Guarantors, had total assets of $5.6 billion.

For the year ended December 31, 2013 and the nine months ended September 27, 2014, the Subsidiary Guarantors had net sales of $6.3 billion and $5.3 billion, respectively, and generated net income attributable to Lear of $319.8 million and $332.6 million, respectively, and the Subsidiaries of the Company, other than those Subsidiaries that are Subsidiary Guarantors, had net sales of $14.0 billion and $11.2 billion, respectively, and generated net income attributable to Lear of $293.6 million and $316.8 million, respectively.

The above financial information does not include eliminations for intercompany transactions. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X, see Note 20, “Supplemental Guarantor Condensed Consolidating Financial Statements,” to our audited consolidated financial statements.

The Company and its Subsidiaries may be able to Incur substantial amounts of additional Indebtedness. Such Indebtedness may be senior Indebtedness and, subject to certain limitations, may be secured. See “—Certain Covenants—Limitation on Liens” below.

The notes will rank equally in all respects with all other senior Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Company to purchase all or any part of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Change of Control” means the occurrence of any of the following:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

“Rating Decline” means the occurrence of a decrease in the rating of the notes by one or more gradations by one or more Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (a) a Change of Control, (b) the date of public notice of occurrence of a Change of Control or (c) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency).

Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if the notes have been or are called for redemption by the Company prior to it being required to mail notice of the Change of Control Offer, and thereafter redeems all notes called for redemption in accordance with the terms set forth in such redemption notice. Notwithstanding anything to the contrary contained herein, a revocable Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of the relevant Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional secured Indebtedness are contained in the covenant described under “—Limitation on Liens.” However, except for the limitations contained in such covenant, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of Change of Control includes a phrase relating to the sale of “all or substantially all” the assets of the Company (as determined on a Consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase its notes as a result of a sale of less than all of the assets of the Company (as determined on a Consolidated basis) to another Person may be uncertain.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the notes could cause a default under such senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture contains covenants including, among others, those summarized below.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Initial Lien secures any Indebtedness, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SEC Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will provide the Trustee and Holders and prospective Holders within the time periods specified in the SEC’s rules and regulations (plus any extensions granted pursuant to SEC rules), copies of:

(1) annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) quarterly reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(3) from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding whether the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will nevertheless continue filing the reports specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings.

Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) through (4) above with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the notes. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website no later than 15 days after the end of the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, the Company shall furnish to the Trustee and the Holders, upon their request, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally.

Future Subsidiary Guarantors

The Company will cause each new Domestic Subsidiary that is a Guarantor of any Material Domestic Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the notes. In addition, the Company will cause each Foreign Subsidiary that becomes a Guarantor of any Material Domestic Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Following the first day (the “Suspension Date”) that:

(1) the notes have an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under this covenant (the “Suspended Covenant”).

In addition, upon the occurrence of a Suspension Date, the Company may elect to suspend the Subsidiary Guarantees. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events and the Subsidiary Guarantees will be reinstated to the extent required by the Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenant may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period.

Merger and Consolidation

The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company or limited liability partnership organized and existing under the laws of (x) the United States of America, any State thereof or the District of Columbia, or (y) any member state of the European Union as in effect on the Issue Date; provided that if the Successor Company is organized outside of the United States of America, any State thereof or the District of Columbia, the Company shall enter into a supplemental indenture to the Indenture that includes a provision for the payment of additional amounts to Holders (subject to customary exceptions) in the event that the organization of the Successor Company in such jurisdiction will result in tax withholding or deduction, or otherwise result in taxes, fees, duties, assessments or governmental charges, for payments to Holders under the terms of notes in such jurisdiction (which such provision shall be certified by the Company to the Trustee as customary), and provided further that the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture (and, if the Successor Company is not a corporation, the Company shall cause a corporate co-issuer to become a co-obligor on the notes);

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, other than in the case of a lease, will be released from the obligation to pay the principal of and interest on the notes.

In addition, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(A) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, limited liability company or limited liability partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or any member state of the European Union as in effect on the Issue Date, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(B) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(C) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing:

(A) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor; and

(B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia or any member state of the European Union as in effect on the Issue Date to realize tax or other benefits.

Defaults

Each of the following is an Event of Default with respect to the notes:

(1) a default in any payment of interest on the notes when due and payable continued for 30 days;

(2) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under “—Merger and Consolidation” above;

(4) the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under “—Change of Control Triggering Event” or “—Certain Covenants” (other than “—Certain Covenants—SEC Reports”) above (in each case, other than a failure to purchase notes);

(5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice as specified in the Indenture with its other agreements contained in the Indenture;

(6) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $200.0 million or its foreign currency equivalent (the “cross acceleration provision”);

(7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”); or

(8) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in the Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4), (5), (6) or (8) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) will not constitute an Event of Default with respect to the notes until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding notes notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6) or (8) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

(2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy,

(3) such Holders have offered the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity, and

(5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the notes, notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the notes may be amended as it relates to such notes with the written consent of the Holders of a majority in principal amount of the notes then outstanding voting as a single class and any past default or compliance with any provisions with respect to the notes may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding voting as a single class. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of the notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any note;

(3) reduce the principal of or extend the Stated Maturity of any note;

(4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “Optional Redemption” above;

(5) make any note payable in money other than that stated in the note;

(6) impair the right of any Holder of notes to receive payment of principal of, and interest on, such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8) modify the Subsidiary Guarantees in any manner adverse to the Holders of notes.

Without the consent of any Holder of the notes, the Company, the Subsidiary Guarantors and the Trustee, as applicable, may amend the Indenture to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor entity of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

(4) add additional Guarantees with respect to the notes or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under the Indenture;

(5) add to the covenants of the Company for the benefit of the Holders of notes or to surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture;

(7) make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of notes; provided, however, that

(A) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and

(B) such amendment does not materially affect the rights of Holders to transfer notes;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

(9) evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10) provide for the issuance of Additional Notes permitted to be issued under the Indenture;

(11) comply with the rules of any applicable securities depositary;

(12) conform the text of the Indenture, the notes or the Subsidiary Guarantees to any provision of this “Description of Notes;” or

(13) convey, transfer, assign, mortgage or pledge as security for the notes any property or assets in accordance with the covenant described under “—Certain Covenants—Limitation on Liens.”

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

When (1) the Company delivers to the Trustee all outstanding notes for cancellation or (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding notes, including premium, if any, interest thereon to maturity or such redemption date, and if in any case the Company pays all other sums payable under the Indenture by the Company with respect to the notes, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to all outstanding notes (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture).

Defeasance

The Company may, as described below, at any time terminate all its obligations under the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, the Company may, as described below, at any time terminate:

(1) its obligations under the covenants described under “—Certain Covenants”, and

(2) the operation of the cross acceleration provision and the bankruptcy provisions with respect to Significant Subsidiaries described under “—Defaults” above (“covenant defeasance”).

In the event that the Company exercises its legal defeasance option or its covenant defeasance option with respect to the notes, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee of the notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6) or (7) (with respect only to Significant Subsidiaries) under “—Defaults” above.

In order to exercise either defeasance option with respect to the notes, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium (if any) and interest in respect of the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes. The Trustee and its affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Company, the Subsidiary Guarantors and their and our affiliates in the ordinary course of their respective businesses, subject to the TIA. In addition, The Bank of New York Mellon Trust Company, N.A. currently serves as the trustee with respect to the Company’s existing notes.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Chinese Acceptance Notes” means acceptance notes issued by banks in China in the ordinary course of business for the account of any direct or indirect Chinese Subsidiary of the Company or customers thereof to effect the current payment of goods and services in accordance with customary trade terms in China.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Total Assets” means the total Consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Consolidation” means, unless the context otherwise requires, the consolidation of (1) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company, (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary and (3) in the case of a Foreign Subsidiary, the accounts of each Subsidiary of such Foreign Subsidiary that is a Foreign Subsidiary with those of such Foreign Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 14, 2014, among the Company, the lenders from time to time party thereto, Barclays Bank PLC and Royal Bank of Canada, as co-documentation agents, Citigroup Global Markets Inc., HSBC Bank USA, National Association and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (including, without limitation, any guarantee agreements and security documents), as it may be amended (including any amendment and restatement thereof), supplemented, replaced, extended or otherwise modified from time to time.

“Credit Facilities” means (1) the Credit Agreement and (2) one or more debt facilities, indentures or other agreements refinancing, replacing, amending, restating or supplementing (whether or not contemporaneously and whether or not related to the agreements specified above) or otherwise restructuring or increasing the amount of available borrowing or other credit extensions under or making Subsidiaries of the Company a borrower, additional borrower or guarantor under, all or any portion of the indebtedness under such agreement or any successor, replacement or supplemental agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders of with other financial institutions or lenders.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the notes.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in the Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors.

“Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date set forth in:

(1) the Accounting Standards Codification of the Financial Accounting Standards Board,

(2) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement or any hedging agreement entered into in connection with the issuance of securities convertible or exchangeable for equity of such Person.

“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. In addition, the term “Indebtedness” will exclude obligations of Chinese Subsidiaries in respect of Chinese Acceptance Notes in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB—(or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date notes are first issued under the Indenture.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness under Credit Facilities in an aggregate principal amount not to exceed the greater of (A) $2.5 billion and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements are available, after giving pro forma effect to any acquisition or disposition of a Person or business occurring after such date but prior to the date of determination;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit, bank guarantees, bankers’ acceptances and similar credit transactions do not constitute Indebtedness;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens existing on the Issue Date (including Liens securing the full amount of revolving commitments and loans outstanding under the Credit Agreement as in effect on the Issue Date immediately before the issuance of the notes on the Issue Date other than the Term Loans (as defined in the Credit Agreement)) and extensions, renewals and replacements of any such Liens so long as the principal amount of Indebtedness (including for this purpose, revolving commitments under the Credit Agreement as in effect on the Issue Date immediately before the issuance of the notes, which shall be deemed to be outstanding for these purposes even if undrawn) or other obligations secured thereby is not increased and so long as such Liens are not extended to any other property of the Company or any of its Subsidiaries;

(9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12) Liens securing Hedging Obligations so long as such Hedging Obligations are entered into in the ordinary course of business to hedge risks with respect to the Company’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure or in connection with the issuance of convertible debt and not entered into for speculative purposes;

(13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) and (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(14) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(15) judgment Liens not giving rise to an Event of Default;

(16) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(17) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(18) Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(19) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

(21) Liens resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing or discharging Indebtedness of the Company or any Subsidiary;

(22) Liens on assets of Foreign Subsidiaries securing Indebtedness of a Foreign Subsidiary in an aggregate principal amount not to exceed the greater of (i) $250.0 million and (ii) 4.75% of the Consolidated assets of all Foreign Subsidiaries, in each case securing other obligations under the agreements governing or relating to such Indebtedness;

(23) pledges or deposits made to support any obligations of the Company or any Restricted Subsidiary (including cash collateral to secure obligations under letters of credit) so long as the aggregate amount of such pledges and deposits does not exceed $350.0 million; and

(24) other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (24) does not exceed 15% of Consolidated Total Assets of the Company, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available, after giving pro forma effect to any acquisition or disposition of a Person or business occurring after such date but prior to the date of determination.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Rating Agency” means Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary has a correlative meaning.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the notes. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

The term “Subsidiary” also shall include any corporation, limited liability company, partnership or other entity that: (1) under GAAP may be consolidated with the Company for financial reporting purposes; and (2) has been designated as a Subsidiary of the Company by the Board of Directors of the Company for so long as such designation remains in effect.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, and only for so long as (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or (ii) such Subsidiary is a Foreign Subsidiary that is a joint venture or similar entity.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The notes will be issued in the form of one or more global notes in definitive, fully registered form (the “Global Notes”). The notes will be deposited with the trustee as a custodian for The Depository Trust Company (“DTC”), as depositary, and registered in the name of a nominee of such depositary. Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC, which are called DTC participants (including Clearstream or Euroclear), or persons who hold interests through DTC participants.

DTC, Clearstream and Euroclear

Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the Global Notes through either DTC (in the United States), or Clearstream or Euroclear (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC.

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, including Clearstream and Euroclear. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the Global Notes from any beneficial owner or otherwise.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

So long as DTC’s nominee is the registered owner of the Global Notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the Global Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the notes has occurred and is outstanding, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the Global Notes representing such notes.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants. Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Although we expect that DTC, Clearstream and Euroclear will agree to the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Clearstream and Euroclear, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the United States depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the United States depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their United States depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Although we understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. Neither we nor the underwriters or the trustee will have any responsibility for the performance by DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If the depositary at any time notifies us that it is unwilling or unable to continue as a depositary, or if the depositary becomes ineligible to serve, and we do not appoint a successor depositary within 90 days, we will issue notes in definitive form in exchange for the Global Notes. In addition, we may at any time and in our sole discretion, subject to the procedures of DTC, determine not to have any series of notes represented by one or more Global Notes and, in such event, we will issue notes of that series in definitive form in exchange for the

Global Note or notes. In any such instance, if we issue registered notes in exchange for Global Notes, we will register the definitive notes in such names and in such denominations authorized under the indenture as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, instructs the trustee. The trustee will deliver the registered definitive notes to or on the order of the persons in whose names they are registered.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based on the U.S. federal income tax law in effect as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including brokers or dealers in securities or currencies, taxpayers who have elected the mark-to-market method of accounting, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, government agencies and instrumentalities, tax-exempt organizations, pension funds, insurance companies, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, individual retirement accounts and other tax deferred accounts, a person who actually or constructively owns more than 10% of our voting stock, U.S. expatriates, former U.S. citizens and long term residents, controlled foreign corporations, passive foreign investment companies, trusts, S corporations and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other entities or arrangements treated as flow-through entities for U.S. federal income tax purposes). This discussion does not address any aspect of federal, state, local, or foreign taxation other than U.S. federal income taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a beneficial owner of notes that acquires the notes in the initial offering at their issue price (generally, the first price at which a substantial amount of the notes is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We have not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

In General

Upon the occurrence of a Mandatory Redemption Event, we will be obligated to redeem a portion of the notes (see “Description of Notes—Redemption—Special Redemption”). In addition, in certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, in the event of a change of control, we would generally be required to offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, as described above under the heading “Description of notes—Change of Control Triggering Event.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the likelihood that the payments described above will be made is remote and/or that such payments are incidental within the meaning of the Treasury Regulations, and, therefore, the notes are not subject to the rules governing contingent payment debt instruments. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS. If the notes were deemed to be contingent payment debt instruments, the tax consequences to holders of the notes would materially differ from those described below and a holder of notes might be required to accrue ordinary income on its notes at a rate in excess of the stated interest, and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a note. Prospective purchasers of the notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules on the notes. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

A “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•

an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or other entity treated as a corporation) created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of a note that is, (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust and (ii) not a U.S. Holder.

Tax Consequences to U.S. Holders

Interest.    Payments of stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income at the time such holder receives or accrues such amounts, in accordance with its regular method of accounting.

Sale, exchange, retirement or other disposition of a note.    A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair market value of all other property received on the disposition (except to the extent the cash or property is attributable to accrued and unpaid interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such holder. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gains generally are subject to preferential rates of U.S. federal income tax for non-corporate U.S. Holders (including individuals). The deductibility of net capital losses is subject to limitations.

Backup withholding and information reporting.    Payments on, and the proceeds of the sale or other disposition of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a U.S. taxpayer identification number, certified under penalties of perjury, on an IRS Form W-9 (or a substantially similar form) as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net investment income.    Certain U.S. Holders that are individuals, estates or trusts may be required to pay an additional 3.8% Medicare contribution tax on certain “net investment income,” in excess of certain thresholds.

Among other items, “net investment income” generally includes gross income from interest and net gain attributable to the disposition of certain investments (less certain deductions), unless such interest income and net gain is derived in the ordinary course of a trade or business (other than a trade or business that consists of certain passive or trading activities). In the case of an U.S. Holder that is an individual, the tax will be imposed on the lesser of (1) the such individual’s net investment income and (2) the amount by which the individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Although Treasury Regulations provide that the 3.8% Medicare contribution tax applies to distributions to U.S. beneficiaries of current year income from a foreign trust and to distributions to U.S. beneficiaries from a foreign estate, the IRS has stated that it intends to issue future guidance that will apply to U.S. beneficiaries of a foreign trust. Prospective U.S. Holders should consult their tax advisors concerning the possible implications of this legislation on their ownership and disposition of the notes, based on their particular circumstances.

Tax Consequences to Non-U.S. Holders

Interest.    Subject to the discussion below concerning backup withholding and FATCA, no U.S. federal income tax or withholding generally will apply to a payment of interest on a note to a Non-U.S. Holder that is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, provided that:

•	such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

•	such Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code;

•

either (A) such Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN or IRS Form W-8BEN-E, as appropriate (or an appropriate substitute or applicable successor form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY (or an appropriate substitute or applicable successor form), under penalties of perjury, that such certification on the applicable IRS Form W-8 has been received by it and furnishes us or our paying agent with a copy thereof; and

•	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

If all of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale, exchange, retirement or other disposition of a note.    Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange, retirement or other disposition of a note (other than to the extent such holder receives proceeds that are attributable to accrued but unpaid interest on the notes, which will be treated as interest as described above in “Tax consequences to Non-U.S. Holders—Interest”) unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, as described below (see “Tax consequences to Non-U.S. Holders—United States trade or business”). If the second exception applies, the Non-U.S. Holder generally will be subject to tax at a flat rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. In addition, corporate holders may be subject to an additional 30% branch profits tax on effectively connected gain subject to certain adjustments (unless an applicable income tax treaty provides otherwise).

United States trade or business.    If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business (and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), such interest or gain is attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the receipt or accrual of such interest or the recognition of gain on the sale or other taxable disposition of the note in the same manner as if such holder were a U.S. Holder. A corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate) on its effectively connected earnings and profits attributable to such interest or gain. In addition, any such interest or gain will not be subject to withholding if the Non-U.S. Holder delivers to us a properly executed IRS Form W-8ECI (or an appropriate substitute or applicable successor form) in order to claim an exemption from withholding tax. Non-U.S. Holders should consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes.

Backup withholding and information reporting.    A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding with respect to our payments on, or the proceeds of the sale or other disposition of, a note. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement by the IRS to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of the notes.

FATCA.    Under Sections 1471-1474 of the Code, U.S. final Treasury Regulations and official IRS guidance (such provisions, regulations and guidance commonly known as “FATCA”), a 30% U.S. federal withholding tax may apply to interest income (beginning July 1, 2014) and the gross proceeds from a disposition of notes (beginning in 2017) paid to (i) a foreign financial institution (as such term is defined in the Code) (whether such foreign financial institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report, and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners (as defined under FATCA) or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. Interest on and gross proceeds from a disposition of debt instruments outstanding on July 1, 2014 are exempt from the application of FATCA, unless such debt obligation undergoes a “significant modification”

(within the meaning of Section 1.1001-3 of the Treasury regulations promulgated under the Code) on or after such date. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent. Application of this FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA, may be subject to different rules. You should consult your tax advisors regarding this legislation and whether it may be relevant to your acquisition, ownership, and disposition of the notes.

CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA (“ERISA Plans”), individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code (“Individual Retirement Arrangements”) and entities the assets of which are deemed to be assets of either ERISA Plans or Individual Retirement Arrangements under ERISA by reason of direct or indirect investments in such entities by ERISA Plans or Individual Retirement Arrangements (each such entity, a “Benefit Plan”).

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of an ERISA Plan and both ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or any authority or control over the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Benefit Plan, is generally considered to be a fiduciary of such entity.

In considering an investment in the notes of a portion of the assets of any Benefit Plan, a fiduciary should consult with its counsel and other advisors in order to determine whether the investment is in accordance with the documents and instruments governing the Benefit Plan and the applicable provisions of ERISA and the Code. In addition, a fiduciary of an ERISA Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the ERISA Plan including, without limitation, the prudence, diversification and delegation of control provisions of ERISA.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exception or exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Benefit Plan that engages in a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code and may be required to unwind the transaction. The acquisition and/or holding of notes by a Benefit Plan with respect to which a person, including the Company, an initial purchaser, a subsidiary guarantor or any of their respective affiliates, is or becomes a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes depending on the type and circumstances of the fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the Benefit Plans. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan and non-fiduciary service providers to such entity. In addition, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14, as modified, respecting transactions effected by “qualified professional asset managers,” PTCE 90-1, respecting investments by insurance company pooled separate accounts, PTCE 91-38, as modified, respecting investments by bank collective investment funds, PTCE 95-60, as modified, respecting investments by life insurance company general accounts and PTCE 96-23, respecting transactions effected by “in-house asset managers.”

Each exemption contains conditions and limitations on its application. Fiduciaries of Benefit Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemption will be satisfied. Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any Benefit Plan, unless such purchase and holding (i) is entitled to exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code or (ii) would not otherwise constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) not subject to Title I of ERISA, and employee benefit plans subject to non-U.S. law, are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the provisions of Section 4975 of the Code, although they may be subject to federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (“Similar Laws”). Therefore, the fiduciaries of employee benefit plans subject to Similar Laws should take such considerations into account when deciding to invest in the notes.

Representation

Accordingly, by acquiring or holding a note or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of (a) any “employee benefit plan” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, any plan to which Section 4975 of the Code applies, or any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in such entity or otherwise under ERISA, or (b) a governmental, church or non-U.S. plan subject to any Similar Laws or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any Similar Laws.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Benefit Plan or employee benefit plan subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the notes.

THE SALE OF NOTES TO A BENEFIT PLAN OR TO EMPLOYEE BENEFIT PLAN SUBJECT TO SIMILAR LAWS IS IN NO RESPECT A REPRESENTATION BY THE ISSUER THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENT BY ANY BENEFIT PLAN OR ANY PLAN SUBJECT TO SIMILAR LAWS OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH BENEFIT PLAN OR EMPLOYEE BENEFIT PLAN SUBJECT TO SIMILAR LAWS.

UNDERWRITING

Citigroup Global Markets Inc. (“Citigroup”), Barclays Capital Inc. (“Barclays”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), HSBC Securities (USA) Inc. (“HSBC”), J.P. Morgan Securities LLC (“J.P. Morgan”) and RBC Capital Markets, LLC (“RBC”) are acting as joint book-running managers of the offering and Citigroup is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement among us, the subsidiary guarantors and the underwriters, the underwriters named below have severally agreed to purchase, and we have agreed to sell to the underwriters, the principal amount of notes set forth opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
HSBC Securities (USA) Inc
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
BNP Paribas Securities Corp.
SMBC Nikko Securities America, Inc.
Commerz Markets, LLC
Fifth Third Securities, Inc.
The Huntington Investment Company
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group L.P.

Total		$650,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes offered in this prospectus supplement if any of the notes are purchased.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed     % per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed     % per note. If all the notes are not sold by the underwriters at the initial public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer to sell the notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any orders in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our total expenses of this offering, excluding the underwriting discounts, will be approximately $990,000.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the notes) or publicly announce an intention to effect any such transaction. Citigroup, in its sole discretion, may release any of the securities subject to this restriction at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the public offering price of the notes).

Paid by Lear
Per note.		%

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, securities trading, commercial banking, investment banking, investment management, investment research, principal investment, hedging, financing, brokerage and advisory services for us from time to time. They have received, or may in the future receive, customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, Citigroup, BofA Merill Lynch and HSBC Bank USA, National Association, an affiliate of HSBC, are co-syndication agents under the Credit Agreement. Barclays Bank PLC, an affiliate of Barclays, and Royal Bank of Canada, an affiliate of RBC, are co-documentation agents under the Credit Agreement. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan, is the administrative agent under the Credit Agreement. Certain of these underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their various business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may include our securities and/or instruments. If the underwriters or their affiliates hold our 2020 Notes, they may receive a portion of the proceeds from this offering in connection with the redemption of the remaining aggregate principal amount of our 2020 Notes, as described under “Use of Proceeds.”

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the subsidiary guarantors; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Weil, Gotshal & Manges LLP is advising the underwriters in connection with the offering of the notes and the guarantees.

EXPERTS

The consolidated financial statements and schedule of Lear Corporation included in Lear Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 29, 2014, June 28, 2014 and September 27, 2014;

•	Definitive Proxy Statement on Schedule 14A filed on April 1, 2014;

•

Current Reports on Form 8-K filed February 10, 2014, February 18, 2014, March 14, 2014, April 29, 2014, May 7, 2014, May 16, 2014, August 14, 2014 and November 14, 2014 (other than portions furnished therewith); and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

We encourage you to read our periodic and current reports, as they provide additional information about us that prudent investors find important. You may request a copy of these filings without charge by writing to or by telephoning us at the following address:

Lear Corporation

21557 Telegraph Road

Southfield, MI 48033

Attention: General Counsel

(248) 447-1500

PROSPECTUS

Common Stock Preferred Stock Debt Securities Warrants Subscription Rights Stock Purchase Contracts Stock Purchase Units Guarantees of Debt Securities

We may offer to sell any of the following securities from time to time:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase debt securities, common stock or preferred stock;

•	subscription rights; and

•	stock purchase contracts or stock purchase units.

Certain of our wholly-owned subsidiaries that become guarantors from time to time in accordance with the applicable indenture may fully and unconditionally guarantee any debt securities that we issue. When we use the term “securities” in this prospectus, we mean any of the securities we and the subsidiary guarantors may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “LEA.” Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 1 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus.

The date of this prospectus is March 11, 2014.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, we may sell at any time, and from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless we state otherwise or the context otherwise requires, references to “Lear,” the “Company,” “us,” “we” or “our” in this prospectus mean Lear Corporation and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)	Annual Report on Form 10-K for the year ended December 31, 2013;

(b)	Current Reports on Form 8-K filed on February 10, 2014 and February 18, 2014;

(c)	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 6, 2009, pursuant to Section 12(b) of the Exchange Act; and

(d)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. All such forward-looking statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by us. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to:

•	general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates;

•	the financial condition and restructuring actions of our customers and suppliers;

•	changes in actual industry vehicle production levels from our current estimates;

•	fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier;

•	disruptions in the relationships with our suppliers;

•	labor disputes involving us or our significant customers or suppliers or that otherwise affect us;

•	the outcome of customer negotiations and the impact of customer-imposed price reductions;

•	the impact and timing of program launch costs and our management of new program launches;

•	the costs, timing and success of restructuring actions;

•	increases in our warranty, product liability or recall costs;

•	risks associated with conducting business in foreign countries;

•	the impact of regulations on our foreign operations;

•	the operational and financial success of our joint ventures;

•	competitive conditions impacting us and our key customers and suppliers;

•	disruptions to our information technology systems;

•	the cost and availability of raw materials, energy, commodities and product components and our ability to mitigate such costs;

•	the outcome of legal or regulatory proceedings to which we are or may become a party;

•	the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations;

•	unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers;

•	limitations imposed by our existing indebtedness and our ability to access capital markets on commercially reasonable terms;

•	impairment charges initiated by adverse industry or market developments;

•	our ability to execute our strategic objectives;

•	changes in discount rates and the actual return on pension assets;

•	costs associated with compliance with environmental laws and regulations;

•	the impact of new regulations related to conflict minerals;

•	developments or assertions by or against us relating to intellectual property rights;

•	our ability to utilize our net operating loss, capital loss and tax credit carryforwards;

•	global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and

•	other risks described in Part I – Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013, and from time to time in our other SEC filings.

Any forward-looking statement included in or incorporated by reference in this prospectus speaks only as of the date on which such statement is made, and we do not assume any obligation to update, amend or clarify such statements to reflect events, new information or circumstances occurring after such date.

LEAR CORPORATION

Lear Corporation is a leading Tier 1 supplier to the global automotive industry. Our business spans all major automotive markets, and we supply seating and electrical distribution systems and related components to virtually every major automotive manufacturer in the world. We have manufacturing, engineering and administrative capabilities in 36 countries with 226 locations and are continuing to grow our business in all automotive producing regions of the world. In 2013, we had net sales of $16.2 billion. Our seating segment generated net sales of $12.0 billion in 2013, and our electrical segment generated net sales of $4.2 billion in 2013.

Lear is a recognized global leader in complete automotive seat systems and certain key individual component parts. Our seating business consists of the design, engineering, just-in-time assembly and delivery of complete seat systems, as well as the manufacture of all major seat components, including seat structures and mechanisms, seat covers, seat foam and headrests. We are one of only two primary independent suppliers with global scale and the capability to design, develop, manufacture and deliver complete seat systems and components in every major automotive producing market in the world. Our electrical business consists of the design, engineering and manufacturing of complete electrical distribution systems that route electrical signals and manage electrical power within a vehicle for both traditional powertrain vehicles, as well as high-power for hybrid and electric vehicles. Key components of our electrical business include wiring harnesses, terminals and connectors, junction boxes, electronic control modules and wireless control devices. We are one of only four suppliers with complete electrical capabilities in every major automotive producing market in the world.

Our principal executive offices are located at 21557 Telegraph Road, Southfield, Michigan 48033. Our telephone number is (248) 447-1500. Our website address is www.lear.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described in Part I – Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2013, and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 23 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

SUBSIDIARY GUARANTORS

Certain of our wholly-owned subsidiaries that become guarantors from time to time in accordance with the applicable indenture (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantors and any nonguarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year End				Two Month Period Ended December 31, 2009	Ten Month Period Ended November 7, 2009
	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Ratio of Earnings to Fixed Charges(1)	6.8x	8.7x	10.1x	6.6x	—	—

(1)	“Fixed charges” consist of interest on debt, amortization of deferred financing fees and that portion of rental expenses representative of interest. “Earnings” consist of consolidated income (loss) before provision (benefit) for income taxes and equity in the undistributed net (income) loss of affiliates and fixed charges. Earnings in the two month period ended December 31, 2009, and the ten month period ended November 7, 2009, were insufficient to cover fixed charges by $33.2 million and $271.8 million, respectively. Accordingly, such ratio is not presented for these periods.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including refinancing of debt. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials related to the offered securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the capital stock, debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate”), our Amended and Restated Bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). Copies of our Certificate and Bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this “Description of Capital Stock,” the terms “we,” “our” and “us” refer only to Lear Corporation, a Delaware corporation, and not, unless otherwise indicated, to any of our subsidiaries.

As of the date hereof, our authorized capital stock consists of 400,000,000 shares, of which 300,000,000 shares are common stock, par value $0.01 per share, and 100,000,000 shares are preferred stock, par value $0.01 per share. As of March 6, 2014, there were 88,076,529 shares of common stock issued and 81,283,316 shares of common stock outstanding and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “LEA.”

Common Stock

Voting Rights. All shares of our common stock have identical rights and privileges. With limited exceptions, holders of common stock are entitled to one vote for each outstanding share of common stock held of record by each stockholder on all matters properly submitted for the vote of our stockholders.

Dividend Rights. Subject to applicable law, any contractual restrictions and the rights of the holders of outstanding preferred stock, if any, holders of common stock are entitled to receive ratably such dividends and other distributions that our board of directors, in its discretion, declares from time to time.

Liquidation Rights. Upon our dissolution, liquidation or winding up, subject to the rights of the holders of outstanding preferred stock, if any, holders of common stock are entitled to receive ratably our assets available for distribution to our stockholders in proportion to the number of shares of common stock held by each stockholder.

Conversion, Redemption and Preemptive Rights. Holders of common stock have no conversion, redemption, sinking fund, preemptive, subscription or similar rights.

Registration Rights. Holders of common stock have no registration rights.

Each prospectus supplement relating to a series of common stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of common stock.

Warrants

As of March 6, 2014, warrants (“Warrant”) exercisable for an aggregate of up to 544,000 shares of common stock were outstanding pursuant to a Warrant Agreement dated November 9, 2009 (the “Warrant Agreement”). A description of the Warrants is provided in “Description of Warrants” below.

Preferred Stock

Our Certificate authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 100,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Provisions of the Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect

Certain provisions in the Certificate and the Bylaws, as well as the DGCL, may have the effect of discouraging transactions that involve an actual or threatened change in control of Lear. In addition, provisions of the Certificate, the Bylaws and the DGCL may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

Special Meetings of Stockholders. Our board of directors may call a special meeting of stockholders at any time and for any purpose, but no stockholder or other person may call any such special meeting.

No Written Consent of Stockholders. Any action taken by our stockholders must be effected at a duly held meeting of stockholders and may not be effected by the written consent of such stockholders.

Blank Check Preferred Stock. The Certificate contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, up to 100,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. Such provisions could have the effect of discouraging others from making tender offers or takeover attempts.

Advance Notice of Stockholder Action at a Meeting. Stockholders seeking to nominate directors or to bring business before a stockholder meeting must comply with certain timing requirements and submit certain information to us in advance of such meeting.

Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving the corporation and the interested stockholder and the sale of more than 10% of the corporation’s assets. In general, an interested stockholder is an entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability of Directors

The Certificate contains a provision eliminating the personal liability of our directors to us and our stockholders to the fullest extent permitted by applicable law. The Certificate also contains provisions generally providing for indemnification and advancement of expenses to our directors and officers to the fullest extent permitted by applicable law.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit, from time to time. The debt securities offered by this prospectus will be issued under one of two separate indentures among us, the subsidiary guarantors of such debt securities, if any, and The Bank of New York Mellon Trust Company, N.A., as Trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any indenture in the prospectus supplement.

The debt securities will be obligations of Lear and will be either senior or subordinated debt securities. We have summarized material selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our” and “us” refer only to Lear Corporation and not to any of its subsidiaries. Section references included in this summary of our debt securities refer to specific sections of the indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The indentures also do not limit our ability to incur other debt. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. If specified in the prospectus supplement relating to a particular series of debt securities, one or more subsidiary guarantors will fully and unconditionally guarantee that series as described under “— Subsidiary Guarantee” and in the applicable prospectus supplement. Each subsidiary guarantee will be an unsecured obligation of the subsidiary guarantor. A subsidiary guarantee of subordinated debt securities will be subordinated to the senior debt of the subsidiary guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt.

We will describe the material terms of each series of debt securities we offer in a supplement to this prospectus. Each prospectus supplement relating to a series of debt securities may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general obligations,

•	rank equally with all other unsubordinated indebtedness of Lear or any subsidiary guarantor (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus), and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries (except to the extent that the senior debt securities are guaranteed by our subsidiaries as described below).

The subordinated debt securities offered by this prospectus will:

•	be general obligations,

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture to all senior debt of Lear and any subsidiary guarantor, and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries (except to the extent that the subordinated debt securities are guaranteed by our subsidiaries as described below).

A substantial portion of our assets are owned through our subsidiaries, many of which may have debt or other liabilities of their own that will be structurally senior to the debt securities. Therefore, unless the debt securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”

Terms

We will describe the specific material terms of the series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

•	the title of the debt securities,

•	whether the debt securities will be senior or subordinated debt,

•	whether and the extent to which any subsidiary guarantor will provide a subsidiary guarantee of the debt securities or whether and to the extent the debt securities are entitled to the benefits of any other form of guarantee,

•	any limit on the total principal amount of the debt securities,

•	the date or dates on which the principal of the debt securities will be payable and whether the stated maturity date can be extended or the method used to determine or extend those dates,

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

•	the place or places where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the Trustee,

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period,

•	the rate or rates of amortization of the debt securities, if any,

•	any provisions for redemption of the debt securities,

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder,

•	the purchase price for the debt securities and the denominations in which we will issue the debt securities, if other than a minimum denomination of $2,000 and integral multiple of $1,000,

•	any provisions that would determine payments on the debt securities by reference to an index or a formula or other method and the manner of determining the amount of such payments, any foreign currency, currencies or currency units in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable and the manner for determining the equivalent amount in U.S. dollars,

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

•	any variation of the defeasance and covenant defeasance sections of the indentures and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

•	whether we will issue the debt securities in the form of temporary or permanent global securities, the depositaries for the global securities, and provisions for exchanging or transferring the global securities,

•	whether the interest rate on the debt securities may be reset,

•	whether the stated maturity of the debt securities may be extended,

•	any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the Trustee or the holders or the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable,

•	any addition to or change in the covenants in the indentures,

•	any additions or changes to the indentures necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities,

•	the terms of any right to convert or exchange the debt securities into any other securities or property,

•	the terms and conditions, if any, pursuant to which the debt securities are secured,

•	any restriction or condition on the transferability of the debt securities,

•	the person to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture,

•	if the principal amount payable at the stated maturity of any debt will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal shall be determined),

•	whether, under what circumstances and the currency in which we will pay any additional amount on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option),

•	in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained in the subordinated note indenture,

•	the exchanges, if any, on which the debt securities may be listed, and

•	any other terms of the debt securities consistent with the indentures.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Subsidiary Guarantee

If specified in the prospectus supplement, one or more subsidiary guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subsidiary guarantee of the subsidiary guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more subsidiary guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise. The subsidiary guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a subsidiary guarantee with respect to a subsidiary guarantor.

In the case of subordinated debt securities, a subsidiary guarantor’s subsidiary guarantee will be subordinated in right of payment to the senior debt of such subsidiary guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by any subsidiary guarantor under its subsidiary guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated note indenture.

Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the subsidiary guarantor without rendering such subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each subsidiary guarantee will be a continuing guarantee and will:

•	remain in full force and effect until either payment in full of all of the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or released as described in the following paragraph,

•	be binding upon each subsidiary guarantor, and

•	inure to the benefit of and be enforceable by the applicable Trustee, the holders and their successors, transferees and assigns.

In the event that a subsidiary guarantor ceases to be a subsidiary of Lear, either legal defeasance or covenant defeasance occurs with respect to a series of debt securities, or substantially all of the assets or all of the capital stock of such subsidiary guarantor is sold, including by way of sale, merger, consolidation or otherwise, such subsidiary guarantor will be released and discharged of its obligations under its subsidiary guarantee without further action required on the part of the Trustee or any holder, no other person acquiring or owning the assets or capital stock of such subsidiary guarantor will be required to enter into a subsidiary guarantee. In addition, the prospectus supplement may specify additional circumstances under which a subsidiary guarantor can be released from its subsidiary guarantee.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of $2,000 and integral multiples of $1,000 thereafter.

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the Trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. At any time we may:

•	designate additional transfer agents,

•	rescind the designation of any transfer agent, or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. If we elect to redeem a series of debt securities, neither we nor the Trustee will be required:

•	to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed.

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement.

Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest:

•	by check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the Trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times.

Any money deposited with the Trustee or any paying agent in trust for the payment of principal, premium, if any, or interest on the debt securities that remains unclaimed for one year after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The Trustee and any paying agents will not be liable for those payments after we have been repaid.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person as (as defined below), referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indentures,

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	we have delivered to the Trustee the certificates and opinions required under the respective indenture.

As used in the indentures, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the applicable indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due,

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due,

•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities,

•	our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture with respect to that series of debt securities, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the Trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the Trustee written notice of such failure to perform or breach in the manner required by the indentures,

•	specified events involving the bankruptcy, insolvency or reorganization of us or, if a subsidiary guarantor has guaranteed the series of debt securities, such subsidiary guarantor, and

•

any other event of default we may provide for that series of debt securities, provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the

Trustee responsible for the administration of the indentures has actual knowledge of the event or until the Trustee receives written notice of the event at its corporate trust office.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the Trustee if given by the holders); provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, such acceleration is automatic; and provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal have been cured or waived. Upon such acceleration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above (i.e., other events of default), which is common to all series of our debt securities then outstanding. If such an event of default occurs and is continuing, either the Trustee or holders of at least 25% in principal amount of all series of the debt securities then outstanding, treated as one class, may declare the principal amount of all series of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the Trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

If an event of default occurs and is continuing, the Trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer indemnity to the Trustee reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indentures,

•	the Trustee may take any other action it deems proper which is not inconsistent with the direction, and

•	the Trustee will generally have the right to decline to follow the direction if an officer of the Trustee determines, in good faith, that the proceeding would involve the Trustee in personal liability or would otherwise be contrary to applicable law.

A holder of a debt security of any series may only institute proceedings or pursue any other remedy under the indentures if:

•	the holder gives the Trustee written notice of a continuing event of default,

•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the Trustee to institute proceedings with respect to such event of default,

•	the holders offer indemnity to the Trustee reasonably satisfactory to it against any loss, liability or expense in complying with such request,

•	the Trustee fails to institute proceedings within 60 days after receipt of the notice, request and offer or indemnity, and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the Trustee a direction inconsistent with the request.

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due.

We will be required to furnish to the Trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indentures and specifying all of our known defaults, if any.

Modification and Waiver

When authorized by a board resolution, we or any subsidiary guarantor, if applicable, may enter into one or more supplemental indentures with the Trustee without the consent of the holders of the debt securities in order to:

•	provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of substantially all of our assets,

•	add to our or any subsidiary guarantor’s covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

•	add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities,

•	add to, change or eliminate any provision of the indentures applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding,

•	secure the debt securities,

•	establish the forms or terms of any series of debt securities,

•	provide for uncertificated securities in addition to certificated securities,

•	evidence and provide for successor Trustees and to add to or change any provisions of the indentures to the extent necessary to appoint a separate Trustee or Trustees for a specific series of debt securities,

•	correct any ambiguity, defect or inconsistency under the indentures,

•	add any person as a guarantor,

•	make other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•	supplement any provisions of the indentures necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect,

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

•	add to, change or eliminate any provisions of the indentures in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

When authorized by a board resolution, we or any subsidiary guarantor, if applicable, may enter into one or more supplemental indentures with the Trustee in order to add to, change or eliminate provisions of the indentures or to modify the rights of the holders of one or more series of debt securities under such indentures if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security,

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

•	changes the place or currency of payment of principal, premium, if any, or interest,

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any security,

•	except as provided in the applicable indenture, releases the subsidiary guarantee of a subsidiary guarantor,

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indentures, for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults of the indentures,

•	makes certain modifications to the provisions for modification of the indentures and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change,

•	makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt securities, or

•	changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect.

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities in any material respect.

Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indentures. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest, or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

•	debt securities owned by us, any subsidiary guarantor or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indentures which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indentures, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the Trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of Lear or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our, or if applicable, any subsidiary guarantor’s, obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indentures, then, at our option, either of the following will occur:

•	we and any subsidiary guarantor will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”), or

•	we and any subsidiary guarantor will no longer have any obligation to comply with the restrictive covenants under the indentures, and the related events of default will no longer apply to us or any subsidiary guarantor, but some of our and any subsidiary guarantors’ other obligations under the indentures and the debt securities of that series, including the obligation to make payments on those debt securities, will survive (a “covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indentures, except for:

•	the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due,

•	our obligation to register the transfer or exchange of debt securities,

•	our obligation to replace mutilated, destroyed, lost or stolen debt securities, and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination.

If we exercise either our legal defeasance or covenant defeasance option, any subsidiary guarantee will terminate.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

We may discharge our obligations under the indentures while securities remain outstanding if (1) all outstanding debt securities issued under the indentures have become due and payable, (2) all outstanding debt securities issued under the indentures will become due and payable at their stated maturity within one year of the date of deposit, or (3) all outstanding debt securities issued under the indentures are scheduled for redemption in one year, and in each case, we have deposited with the Trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indentures on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indentures. The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

Except as set forth below, a Global Note may be transferred by the Depository, in whole and not in part, only to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

The Depository has advised us as follows:

•	The Depository is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	When we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note and the transfers of ownership will be evidenced only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in a definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indentures. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any subsidiary guarantors, the Trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties as depositary, ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in initial denominations of $2,000 and integral multiples of $1,000 thereafter and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Lear whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of Lear to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets; or

•	bankruptcy, insolvency or similar proceedings of Lear,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment with respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing a default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	all indebtedness of such person for borrowed money;

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	all obligations of such person to pay the deferred purchase price of property or services, but excluding accounts payable or any other indebtedness or monetary obligations to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services;

•	all capital lease obligations of such person;

•	all Debt of others secured by a lien on any asset by such person;

•	all Debt and dividends of others guaranteed by such person to the extent such Debt and dividends are guaranteed by such person; and

•	all obligations for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of Lear, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu, with the subordinated debt securities.

Notices

Holders will receive notices by mail at their addresses as they appear in the security register.

Title

We, any subsidiary guarantors, the Trustees and any agent of us, any subsidiary guarantors or a Trustee may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

New York law governs the indentures and the debt securities.

Regarding the Trustee

We and our affiliates maintain various commercial and investment banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in their ordinary course of business. The Bank of New York Mellon Trust Company, N.A. serves as the Trustee under the indentures governing our 7.875% Senior Notes due 2018, 8.125% Senior Notes due 2020 and 4.75% Senior Notes due 2023.

If an event of default occurs under the indentures and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities issued under the indentures only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

If the Trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indentures. The Trustee may engage in certain other transactions; however, if the Trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities or shares of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The terms and conditions of the warrants will be described in the specific warrant agreement and the applicable prospectus supplement relating to such warrants. Each applicable prospectus supplement relating to such warrants may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such warrants. A form of warrant agreement, including the form of certificate representing the warrants, which contain provisions to be included in the specific warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit or incorporated by reference into the registration statement of which this prospectus forms a part. A holder or prospective purchaser of our warrants should refer to the provisions of the applicable warrant agreement (and prospectus supplement for more information.

On November 9, 2009, we entered into the Warrant Agreement. The following description of the Warrants, including certain provisions of the Warrant Agreement, is a summary of, and is qualified in its entirety by, the Warrant Agreement, a copy of which has been filed with the SEC and is filed as an exhibit to the registration statement of which this prospectus forms a part.

Exercise. Each Warrant entitles its holder to purchase two shares of common stock at an exercise price of $0.005 per share of common stock (the “Exercise Price”), subject to adjustment. All Warrants are exercisable until November 9, 2014 (warrant expiration date).

No Rights as Stockholders. Prior to the exercise of the Warrants, no holder of Warrants (solely in its capacity as a holder of Warrants) is entitled to any rights as a stockholder of Lear, including, without limitation, the right to vote, receive notice of any meeting of stockholders or receive dividends, allotments or other distributions.

Adjustments. The number of shares of common stock for which a Warrant is exercisable, the Exercise Price and the Trigger Price (as defined in the Warrant Agreement) will be subject to adjustment from time to time upon the occurrence of certain events, including an increase in the number of outstanding shares of common stock by means of a dividend consisting of shares of common stock, a subdivision of our outstanding shares of common stock into a larger number of shares of common stock or a combination of our outstanding shares of common stock into a smaller number of shares of common stock. In addition, upon the occurrence of certain events constituting a reorganization, recapitalization, reclassification, consolidation, merger or similar event, each holder of a Warrant will have the right to receive, upon exercise of a Warrant (if then exercisable), an amount of securities, cash or other property receivable by a holder of the number of shares of common stock for which a Warrant is exercisable immediately prior to such event.

Warrant Agent

Computershare Trust Company, N.A. serves as warrant agent for the Warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, stock purchase units and/or guarantees of debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

VALIDITY OF THE SECURITIES

The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements and schedule of Lear Corporation included in Lear Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement and the exhibits and schedules thereto are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.lear.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Incorporation by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Lear Corporation

21557 Telegraph Road

Southfield, Michigan 48033

(248) 447-1500

Attention: Secretary

$650,000,000

    % Senior Notes due 2025

PROSPECTUS

                    , 2014

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